UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934


Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement                [ ] Confidential, for Use of the
[X] Definitive Proxy Statement                     Commission Only (as permitted
[ ] Definitive Additional Materials                by Rule 14a-6(e)(2))
[ ] Soliciting Material under ss.240.14a-12


                             HEADWATERS INCORPORATED
                 -----------------------------------------------
                (Name of Registrant as Specified in Its Charter)


     -----------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

                             HEADWATERS INCORPORATED
                   10653 South River Front Parkway, Suite 300
                            South Jordan, Utah 84095

                                January 18, 2006


Dear Stockholder:

         You are cordially invited to attend the Annual Meeting of Stockholders of Headwaters Incorporated, which will be held on Tuesday, February 28, 2006, at 2:00 p.m., Mountain Standard Time, at the Country Inn & Suites, 10499 South Jordan Gateway, South Jordan, Utah 84095. In addition to the matters to be acted upon at the meeting, which are described in the attached Notice of Annual Meeting of Stockholders and Proxy Statement, there will be a report with respect to the current status of Headwaters' operations and an opportunity for you to ask questions.

         Whether or not you plan to attend the meeting, please complete, date, sign and return the enclosed proxy card or voting instruction form in the accompanying envelope as promptly as possible to ensure that your shares are represented and voted in accordance with your wishes.

         The Proxy Statement contains a more extensive discussion of each proposal and therefore you should read the Proxy Statement carefully. After you have read the Proxy Statement and the accompanying instructions, you should execute and return the enclosed form of proxy card or voting instructions with respect to the proposed matters. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU APPROVE ALL PROPOSALS.

         Only stockholders of record at the close of business on January 11, 2006 are entitled to vote at the meeting. You are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, please complete, date and sign the enclosed proxy card and return it promptly. If you choose, you may still vote in person at the meeting even though you previously submitted a proxy card.

         If you have any questions after reading the Proxy Statement and other materials we have sent, please call Sharon Madden, Headwaters' Director of Investor Relations, at 1-800-316-6214.


                                         Sincerely,

                                         /s/ Kirk A. Benson
                                         -------------------------------------
                                         Kirk A. Benson
                                         Chairman and Chief Executive Officer


THE BOARD ENCOURAGES STOCKHOLDERS TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ACCOMPANYING ENVELOPE. THE PROXY MAY BE REVOKED AT ANY TIME BEFORE THE SHARES ARE VOTED AT THE MEETING. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR SHARES PERSONALLY EVEN THOUGH THEY HAVE SENT THEIR PROXIES.

                             HEADWATERS INCORPORATED
                   10653 South River Front Parkway, Suite 300
                            South Jordan, Utah 84095
                              --------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                    TO BE HELD ON TUESDAY, FEBRUARY 28, 2006
                              --------------------

To the Stockholders of Headwaters Incorporated:

         The 2006 Annual Meeting of Stockholders (the "Meeting") of Headwaters Incorporated, a Delaware corporation ("Headwaters"), will be held on Tuesday, February 28, 2006, starting at 2:00 p.m., Mountain Standard Time, at the Country Inn & Suites, 10499 South Jordan Gateway, South Jordan, Utah 84095, for the following purposes:

         1. To elect two Class III directors to serve until the 2009 annual meeting, or until their successors are duly elected and qualified;
         2. To ratify the selection by the Board of Directors of Ernst & Young LLP as independent auditors of Headwaters for the fiscal year ending September 30, 2006; and
         3. To transact such other business as may properly come before the Meeting and any and all adjournments or postponements thereof.

         The Board has fixed the close of business on Wednesday, January 11, 2006, as the record date for determining the stockholders entitled to notice of, and to vote at, the Meeting. Only stockholders of record as of the record date are entitled to notice of, and to vote at, the Meeting and any adjournments or postponements thereof. A copy of Headwaters' Proxy Statement and a proxy card accompany this notice. These materials will be first sent to stockholders on or about January 25, 2006.

         Stockholders are cordially invited to attend the Meeting in person. However, to assure your representation at the Meeting, please complete, date and sign the enclosed proxy card and return it promptly. If you choose, you may still vote in person at the Meeting even though you previously submitted a proxy card.


                                            By Order of the Board of Directors,

                                            /s/ Harlan M. Hatfield
                                            -------------------------------
                                            Harlan M. Hatfield
                                            Secretary
South Jordan, Utah
January 18, 2006

                             Your vote is important.

You are urged to date, sign and promptly return your proxy card so that your shares may be voted in accordance with your wishes and that the presence of a quorum may be assured. The prompt return of your signed proxy card, regardless of the number of shares you hold, will aid Headwaters in avoiding the expense of additional proxy solicitations. Giving your proxy does not affect your right to vote in person at the meeting or your right to resubmit later dated proxy cards.

                             HEADWATERS INCORPORATED
                   10653 South River Front Parkway, Suite 300
                            South Jordan, Utah 84095
                              --------------------

                                 PROXY STATEMENT


                         Annual Meeting of Stockholders
                    To Be Held on Tuesday, February 28, 2006
                              --------------------



                               GENERAL INFORMATION

         This Proxy Statement is being furnished to the stockholders of Headwaters Incorporated ("Headwaters"), in connection with the solicitation of proxies on behalf of the Board of Directors of Headwaters (the "Board") for use at Headwaters' Annual Meeting of Stockholders and any and all adjournments or continuations thereof (the "Meeting"), to be held Tuesday, February 28, 2006, starting at 2:00 p.m., Mountain Standard Time, at the Country Inn & Suites, 10499 South Jordan Gateway, South Jordan, Utah 84095, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders (the "Notice"). These materials will be first mailed to stockholders on or about January 25, 2006.


                            PURPOSE OF ANNUAL MEETING

         At the Meeting, stockholders will be asked: (1) to elect two Class III directors of Headwaters to serve until the 2009 annual meeting, or until their successors are duly elected and qualified; (2) to ratify the selection by the Board of Directors of Ernst & Young LLP as independent auditors of Headwaters for the fiscal year ending September 30, 2006; and (3) to transact such other business as may properly come before the Meeting and any and all adjournments or postponements thereof.

         The Board recommends a vote "FOR" each of the proposals. The Board knows of no other matters that are likely to be brought before the Meeting. If any other matters properly come before the Meeting, however, the person named in the enclosed proxy, or his duly appointed substitute acting at the Meeting, will be authorized to vote or otherwise act thereon in accordance with his judgment on such matters.


                     QUORUM, VOTING RIGHTS AND OTHER MATTERS

         Headwaters' Common Stock, $.001 par value (the "Common Stock"), will be entitled to vote at the Meeting. Only stockholders of record at the close of business on Wednesday, January 11, 2006 (the "Record Date"), will be entitled to notice of, and to vote at, the Meeting. As of the Record Date, there were 42,051,096 shares of Common Stock outstanding. Holders of Common Stock as of the Record Date are entitled to one vote for each share held for each of the proposals.

         The presence, in person or by proxy, of the holders of a majority of the shares of the Common Stock entitled to vote is necessary to constitute a quorum at the Meeting. Under Delaware law, an abstaining vote and a broker "non-vote" are counted as present and are, therefore, included for purposes of determining whether a quorum of shares is present at a Meeting. Broker "non-votes" are not included in the tabulation of the voting results on the election of directors or issues requiring approval of a majority of the shares present or represented by proxy and entitled to vote at the Meeting and, therefore, do not have an effect on the outcome of Proposals 1 or 2. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have the discretionary voting instructions with respect to that item and has not received instructions from the beneficial owner. Shares held by brokers who do not have discretionary authority to vote on a particular matter and have not received voting instructions from their customers are not counted or deemed to be present or represented for purposes of determining whether stockholders have approved that matter.

         With respect to Proposal 1, a plurality of the votes duly cast is required for the election of directors (i.e., the nominees receiving the greatest number of votes will be elected). Abstentions are not counted for purposes of the election of directors.

         With respect to Proposal 2 and any other matters (other than the election of directors) on which stockholders of Headwaters are entitled to vote, the affirmative vote of the holders of a majority of the stockholders' shares present in person or represented by proxy at the meeting and entitled to vote, is required. For the purpose of determining whether the stockholders have approved matters other than the election of directors, abstentions are treated as shares present or represented and voting, so abstaining has the same effect as a negative vote. If stockholders hold their shares through a broker, bank or other nominee and do not instruct them how to vote, the broker may have authority to vote the shares.

         All shares of Common Stock represented by properly executed proxies will, unless such proxies have previously been revoked, be voted in accordance with the instructions indicated in such proxies. If no such instructions are indicated, such shares will be voted in favor of (i.e., "FOR") the items listed in the Notice.

         Any stockholder executing a proxy has the power to revoke such proxy at any time prior to its exercise. A proxy may be revoked prior to exercise by (i) filing with Headwaters a written revocation of the proxy, (ii) appearing at the Meeting and casting a vote contrary to that indicated on the proxy, or (iii) submitting a duly executed proxy bearing a later date.

         The cost of preparing, printing, assembling and mailing this Proxy Statement and other material furnished to stockholders in connection with the solicitation of proxies will be borne by Headwaters. In addition to the mail solicitation of proxies, officers, directors, employees and agents of Headwaters may solicit proxies by written communication, telephone or personal call. Such persons are to receive no special compensation for any solicitation activities. Headwaters will reimburse banks, brokers and other persons holding Common Stock for their expenses in forwarding proxy solicitation materials to beneficial owners of Common Stock.

         All stockholders who receive proxy materials will receive instructions for voting by mail, telephone, or by using the internet.


                               EXECUTIVE OFFICERS

         The following table sets forth (i) the names of the executive officers,
(ii) their ages as of the Record Date and (iii) the capacities in which they currently serve Headwaters:
                                                                        Officer
              Name         Age          Position(s)                      Since
              ----         ---          -----------                     -------
Kirk A. Benson             55    Chief Executive Officer                  1999
                                 and Chairman of the Board
Scott K. Sorensen          44    Chief Financial Officer                  2005
Harlan M. Hatfield         45    Vice President, General Counsel          1998
                                 and Secretary
Kenneth R. Frailey         52    President, Headwaters Energy Services    1998
Craig R. Hickman           56    President, Headwaters Technology         2002
                                 Innovation Group, Inc.
John N. Lawless, III       45    President, Tapco International           2004
Michael S. Lewis           54    President, Eldorado Stone LLC            2004
William H. Gehrmann, III   49    President, Headwaters Resources, Inc.    2004
Murphy K. Lents            54    President, Headwaters Construction       2004
                                 Materials


         See "Proposal No. 1 -- Election of Directors, Nominees for Election as Directors" for biographical information regarding Mr. Benson.

         Scott K. Sorensen was appointed Chief Financial Officer of Headwaters in October 2005. Mr. Sorensen served as Vice President and Chief Financial Officer of Hillenbrand Industries, Inc. from March 2001 through July 2005. From February 1998 to February 2001, Mr. Sorensen was the Executive Vice President, Chief Financial Officer and Treasurer of Pliant Corporation (formerly Huntsman Packaging) and prior to that time served as the senior financial executive within two divisions of Westinghouse Electric Corporation / CBS and in various leadership positions with Phelps Dodge Industries and McKinsey & Company, Inc. Mr. Sorensen graduated from the University of Utah in 1986 with a B.S. degree in Accounting and obtained an MBA degree from the Harvard Business School in 1990. Mr. Sorensen is currently serving as a member of the Board of Directors of Wabash National Corporation (NYSE - WNC). He was elected a director of Wabash in March 2005 and serves on the Audit and Compensation Committees.

         Harlan M. Hatfield has served as Corporate Counsel since October 1996, as Vice President and General Counsel since July 1998 and as Secretary since July 1999. His activities with Headwaters have included the development of synthetic fuel projects, licensing and strategic business acquisitions. As General Counsel he oversees the legal staff and outside legal counsel, litigation, regulatory disputes, contracts and other legal matters. Prior to his employment with Headwaters, he was in private practice at the Seattle law firm of Oles, Morrison and Rinker for more than nine years where he was a partner. Mr. Hatfield obtained a B.A. degree in Public Policy from Brigham Young University in 1984 and a Juris Doctorate from the University of Minnesota in 1987.

         Kenneth R. Frailey joined Headwaters in August 1998 as Vice President of Operations, after having been employed by Kennecott Corporation and General Electric for a total of 20 years. In February 2003, Mr. Frailey was appointed President of Headwaters Energy Services. At Headwaters, Mr. Frailey's responsibilities include all aspects of the Headwaters Energy Services synthetic fuels business, including synthetic fuels operations, licensee relations, proprietary reagent sales and marketing, technology development, and intellectual property protection and management. Mr. Frailey has experience and expertise in mining, electrical power generation and energy fuels covering a wide variety of managerial assignments in a plant operating environment, business development and engineering. Mr. Frailey has leadership experience in plant technological improvements, plant optimization and profitability of existing operations as well as bringing start-up projects to full capacity. Mr. Frailey received his B.S. degree in Electrical Engineering from the University of Utah in 1979.

         Craig R. Hickman joined Headwaters in June 2002 and was appointed President of Headwaters Technology Innovation Group ("HTI") in April 2003. Under Mr. Hickman's leadership, HTI has formed a joint venture with Degussa AG to commercialize its hydrogen peroxide nanotechnology, completed the successful commercial trial of HTI's heavy oil upgrading technology, advanced the commercialization of its coal liquefaction technology in China, India, the Philippines and Mongolia, and streamlined the technology development and commercialization process to accelerate nanotechnology innovation and application. Prior to joining Headwaters, Mr. Hickman worked in the areas of strategic planning, organizational design, mergers and acquisitions, and innovation management at Dart Industries (Tupperware, Duracell Batteries, Westbend Appliances), Ernst & Young and his own firm, Management Perspectives Group. Mr. Hickman received an MBA from the Harvard Business School in 1976 and a B.A. in Economics from Brigham Young University in 1974.

         John N. Lawless, III currently serves as President of Tapco. Mr. Lawless was the President and Chief Executive Officer of Tapco when Headwaters acquired Tapco in September 2004. At Tapco, Mr. Lawless' responsibilities include all aspects of Tapco's business including sales, marketing, operations, finance and strategic planning. Mr. Lawless joined Tapco in 1989 and served as Vice President, Marketing and Operations, and Executive Vice President, before being appointed President in 1998. Prior to 1989, Mr. Lawless was employed by Comerica Bank in Detroit as a Commercial Lender. Mr. Lawless received his B.S. degree in Economics from Kalamazoo College in 1983 and his MBA from the University of Notre Dame in 1985.

         Michael S. Lewis currently serves as President of Eldorado Stone. Mr. Lewis was the President and Chief Executive Officer of Eldorado Stone when Headwaters acquired Eldorado in June 2004. Prior to forming Eldorado Stone in 2000, Mr. Lewis was co-founder and President of StoneCraft Industries for ten years. Under Mr. Lewis' direction, StoneCraft grew to become the largest Eldorado Stone franchisee. Prior to 1991, Mr. Lewis was an executive for eight years with Stretch Forming Corporation, a manufacturer of aftermarket automotive sunroofs and custom curved metal products. Mr. Lewis worked with Rossignol Ski Company from 1972-1983.

         William H. Gehrmann, III was appointed President of Headwaters Resources, Inc. in October 2004. Mr. Gehrmann has been with Headwaters Resources and its predecessors for 19 years and was appointed Senior Vice President, Operations in 2004 and was Senior Vice President, Southern Region for the previous five years. During his time with Headwaters Resources Mr. Gehrmann has been responsible for the development of new products utilizing coal combustion products, the construction and operation of hazardous and non-hazardous waste landfills, and the design and operation of material handling systems. Mr. Gehrmann has worked in the coal combustion product industry since 1985 where he has received a patent, authored numerous technical papers, and developed new products utilizing CCPs. Mr. Gehrmann graduated from the University of Texas at Austin in 1984 with a B.S. degree in Architectural Engineering, with specializations in structural engineering and construction management.

         Murphy K. Lents was appointed as President of Headwaters Construction Materials in July 2004. In 1997 Mr. Lents co-founded and was President of Southwest Concrete Products, L.P., which grew to become a large concrete products company in Texas. Southwest Concrete Products was acquired by Headwaters in July 2004. Prior to 1997 Mr. Lents co-founded and was President of Independent Gas Company, a retail propane distributor in Texas for four years, worked as CFO of a Houston real estate developer for six years, was an executive with Beacon Management, a venture capital firm for two years, and was employed in banking for five years with J.P. Morgan and Company. Mr. Lents received his B.A. degree from Rice University in English and Spanish Literature in 1973 and his MBA from the Wharton School of the University of Pennsylvania in 1975.


                 EXECUTIVE COMPENSATION AND RELATED INFORMATION

         The following sets forth the compensation of Headwaters' Chief Executive Officer and each of the other four most highly compensated executive officers (collectively "Named Executives") as of September 30, 2005. Unless otherwise noted, the amounts shown represent what was earned in the respective fiscal years.

                                                   SUMMARY COMPENSATION TABLE
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                     Long-Term Compensation
                                                                              -------------------------------------
                                               Annual Compensation                      Awards            Payouts
                                     ------------------------------------------------------------------------------
                                                                                           Securities
                                                                             Restricted    Underlying
                                                               Other Annual    Stock         Options/    LTIP        All Other
Name and Principal                      Salary       Bonus     Compensation    Awards          SARs     Payouts    Compensation
Position                      Year       ($)          ($)           ($)         ($)           (#)(3)      ($)          ($)
-----------------------------------------------------------------------------------------------------------------------------------
Kirk A. Benson............   2005      562,991    2,271,974         3,565        -           500,000       -         100,745 (4)
Chief Executive              2004      400,000    2,025,686         1,621        -            75,000       -          15,692
Officer                      2003      416,924    1,004,883         1,810        -           175,000       -         163,891

Steven G. Stewart(1) ....... 2005      301,692    1,267,598         2,525        -                 -       -           6,300 (5)
Chief Financial              2004      265,000      752,556         1,183    116,500(9)       40,654       -          15,135
Officer                      2003      272,135      347,147         1,299        -            15,000       -          69,152

Harlan M. Hatfield.........  2005      207,981    1,233,899         1,582        -            85,644       -           6,300 (6)
Vice President and           2004      174,923      492,183           890     76,937(9)       25,338       -          48,507
General Counsel              2003      176,327      203,918           959        -            15,000       -           3,833

Kenneth R. Frailey(2) ...... 2005      213,923    1,058,720         1,804        -           126,105       -           7,532 (7)
President, Headwaters        2004      177,346      615,328           898     79,126(9)       39,133       -          25,763
Energy Services

Michael S. Lewis(2) ........ 2005      248,077      618,972        21,171        -           125,589       -           6,300 (8)
President, Eldorado          2004       77,885      159,505         7,056     77,722(9)       55,000       -               -
Stone LLC
------------------

(1) Mr. Stewart retired as Headwaters' Chief Financial Officer effective September 30, 2005. Mr. Sorensen was appointed Headwaters' Chief Financial Officer effective October 1, 2005.
(2) Messrs. Frailey and Lewis became executive officers in 2004. The 2004 information shown above for Mr. Lewis represents compensation for the period from June 2, 2004 through September 30, 2004 because Headwaters acquired Eldorado Stone on June 2, 2004 and Mr. Lewis was not employed by Headwaters prior to that time.
(3) All grants shown for 2003 and 2004 represent options granted under the 2003 Stock Incentive Plan. All grants shown for 2005 represent stock appreciation rights ("SARs") granted under the 2003 Stock Incentive Plan and the Long Term Incentive Compensation Plan.
(4) All other compensation for Mr. Benson consists of the following: For 2005, (i) $94,445 of retroactive pay for the period from May 2003 to September 2004 which was paid in 2005, and (ii) $6,300 of matching 401(k) and deferred compensation plan contributions. For 2004, (i) $8,000 of matching 401(k) contributions, and (ii) $7,692 of payments in lieu of paid time off. For 2003, (i) $59,583 of retroactive pay for the period from May 1, 2002 through October 1, 2002 which was paid in 2003,
         (ii) $99,231 of payments in lieu of paid time off related to 2002, which was also paid in 2003, and (iii) $5,077 of matching 401(k) contributions.
(5) All other compensation for Mr. Stewart consists of the following: For 2005, matching 401(k) and deferred compensation plan contributions. For 2004, (i) $8,000 of matching 401(k) contributions, and (ii) $7,135 of payments in lieu of paid time off. For 2003, (i) $64,466 of payments in lieu of paid time off related to 2002, which was paid in 2003, and (ii) $4,686 of matching 401(k) contributions.
(6) All other compensation for Mr. Hatfield consists of the following: For 2005, matching 401(k) and deferred compensation plan contributions. For 2004, (i) $39,880 of payments in lieu of paid time off, and (ii) $8,627 of matching 401(k) contributions. For 2003, matching 401(k) contributions.
(7) All other compensation for Mr. Frailey consists of the following: For 2005, matching 401(k) and deferred compensation plan contributions. For 2004, (i) $14,279 of payments in lieu of paid time off, and (ii) $11,484 of matching 401(k) contributions.
(8) All other compensation for Mr. Lewis for 2005 consists of matching 401(k) and deferred compensation plan contributions.
(9) The restricted stock awards vest over a five-year period. Using the closing Common Stock price as of September 30, 2004 of $30.86, the value of the restricted stock awards as of September 30, 2004 would be as follows: Mr. Stewart - $151,121 (4,897 shares); Mr. Hatfield - $99,801 (3,234 shares); Mr. Frailey - $102,640 (3,326 shares); and Mr.
         Lewis - $100,820 (3,267 shares).

SAR Grants in Fiscal 2005

         The following table sets forth certain information concerning SARs granted during fiscal 2005 to the Named Executives.

                                            SAR GRANTS IN FISCAL 2005
-------------------------------------------------------------------------------------------------------------------
                               Number of    % of Total SARs
                               Securities     and Options
                               Underlying      Granted to                                            Grant Date
                              SARs Granted    Employees in       Exercise          Expiration      Present Value
            Name                  (#)           2005 (3)     Price ($/SAR) (4)        Date            ($) (5)
-------------------------------------------------------------------------------------------------------------------
Kirk A. Benson ............    318,750(1)         9.9%            $31.97           March 2015        2,629,688
                               181,250(2)         5.6%            $31.97           March 2015        2,084,919
Harlan M. Hatfield ........     54,598(1)         1.7%            $31.97           March 2015          434,054
                                31,046(2)         1.0%            $31.97           March 2015          357,122
Kenneth R. Frailey.........     80,392(1)         2.5%            $31.97           March 2015          639,116
                                45,713(2)         1.4%            $31.97           March 2015          525,837
Michael S. Lewis...........     80,063(1)         2.5%            $31.97           March 2015          636,501
                                45,526(2)         1.4%            $31.97           March 2015          523,686
------------------

(1) All of these SARs vested at grant date and, with the exception of Mr. Benson's award, require a payment by grantees of $2.00 per SAR, payable over a 52-month period. The maximum gain that may be received for each of these SARs is limited to the fair market value of one share of Headwaters' common stock at the date of grant, or $31.97 per share.
(2) These SARs vest over five years, with 20% vesting on May 1, 2005 and 80% vesting from March 31, 2007 through March 31, 2010. These SARs are exercisable based on the achievement of performance criteria related to the economic growth or economic value added ("EVA") of Headwaters during the five-year period.
(3) The percentages reflected in the table above were computed based on the total number of SARs and options granted in fiscal 2005, or 3,227,320.
(4) The exercise prices shown equal the fair market value on the date of grant, which fair market value was determined by the closing price of the Common Stock as reported by the New York Stock Exchange.
(5) The fair value of each SAR grant was determined using the Black-Scholes-Merton option pricing model (B-S-M model) and the following assumptions: expected stock price volatility of 30%, risk-free interest rates ranging from 3.8% to 4.25%, weighted average expected lives (beyond vest date) ranging from 3.5 years to 5 years and no dividend yield. For those SARs with an appreciation cap, a 24% reduction in value from the B-S-M output was used. For those SARs for which a payment is required, a $0.30 reduction in value from the B-S-M output was used. The B-S-M model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of certain subjective assumptions, including expected stock price volatility. Because Headwaters' stock options and SARs have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect their fair value, in management's opinion, the existing models do not necessarily provide a reliable measure of the fair value of stock options or other stock-based compensation.

Aggregated Option/SAR Exercises in Fiscal 2005 and Fiscal Year-End Option/SAR Values

         The following table summarizes for the Named Executives the number of stock options exercised during fiscal 2005, the aggregate dollar value realized upon exercise, the total number of unexercised options and SARs held at September 30, 2005 and the aggregate dollar value of in-the-money unexercised options and SARs held at September 30, 2005. Value realized upon exercise is the difference between the fair market value of the underlying stock on the exercise date (based upon the average of the high and low prices of Common Stock as reported by the Nasdaq National Market for exercises prior to April 6, 2005, or the New York Stock Exchange for exercises on or subsequent to April 6, 2005) and the exercise price of the option. Options and SARs are in-the-money if the fair market value of the underlying securities exceeds the exercise price of the option or SAR. The value of unexercised, in-the-money options and SARs at September 30, 2005 is the aggregate amount of the difference between their exercise price and $37.40 per share, the fair market value of the underlying stock on September 30, 2005, based on the closing price of the Common Stock on that date. The underlying options and SARs have not been and may never be exercised. The actual gains, if any, on exercise will depend on the value of the Common Stock on the actual date of exercise. There can be no assurance that these values will be realized.

                AGGREGATED OPTION/SAR EXERCISES IN FISCAL 2005 AND FISCAL YEAR-END OPTION/SAR VALUES

-------------------------------------------------------------------------------------------------------------------
                             Shares                        Number of Securities          Value of Unexercised
                          Acquired on                     Underlying Unexercised       In-the-Money Options/SARs
                            Exercise       Value       Options/SARs at 9/30/05 (#)          at 9/30/05 ($)
          Name                (#)       Realized ($)   Exercisable / Unexercisable    Exercisable / Unexercisable
-------------------------------------------------------------------------------------------------------------------
Kirk A. Benson ........     348,751      9,594,235          867,249 / 170,000           15,028,729 / 1,335,350
Steven G. Stewart......      95,000      2,439,660           55,654 / 5,000                808,951 / 102,550
Harlan M. Hatfield ....      80,458      2,247,726          235,688 / 29,836             4,391,225 / 237,409
Kenneth R. Frailey.....       -              -              232,001 / 43,237             3,816,935 / 335,315
Michael S. Lewis ......       -              -              144,169 / 36,420             1,194,738 / 197,761

Long-Term Incentive Plan Awards

         The following table summarizes for the Named Executives long-term incentive plan awards granted in fiscal 2005.

                 LONG-TERM INCENTIVE PLAN AWARDS IN FISCAL 2005
--------------------------------------------------------------------------------
                                                       Performance or Other
                            Number of Shares, Units        Period Until
             Name             or Other Rights (#)      Maturation or Payout
--------------------------------------------------------------------------------
Kirk A. Benson ...........         25,000                   March 2010

         In August 2005, in connection with the negotiation of Mr. Benson's employment agreement with Headwaters, the Compensation Committee approved the issuance of up to 25,000 shares of Common Stock to Mr. Benson, which shares will vest in March 2010 if the market value of a share of Headwaters' Common Stock meets or exceeds stipulated thresholds. The entire 25,000 shares would be issued if the stock price is at least $60.00 as of March 31, 2010. The fair value of this "contingent performance stock" was $975,000 and was estimated by an independent valuation firm by calculating the probabilities that Headwaters' common stock would reach the various market value thresholds.

Acceleration of Vesting of Options in Fiscal 2005

         In May 2005, the Compensation Committee of the Board of Directors ("Compensation Committee") approved the acceleration of vesting of options for the purchase of approximately 1,059,000 shares of Common Stock for 138 officers, directors and employees which were not fully vested as of the date of acceleration (prior to acceleration, there were in total unvested outstanding options to purchase approximately 1,291,000 shares). Options for which vesting was accelerated consisted of all options with an exercise price equal to or greater than $21.29 per share and all but 172,000 of the options accelerated were "in the money" at the date of acceleration. Of the options accelerated, options to purchase a total of 188,098 shares of common stock were held by the Named Executives, as follows: Mr. Benson - 60,000, Mr. Stewart - 32,523, Mr. Hatfield - 20,270, Mr. Frailey - 31,306, and Mr. Lewis - 43,999. Compensation expense totaling approximately $1,500,000 was recognized related to the acceleration of vesting of options held by the Named Executives.

Stock Option and Stock Incentive Plans

         1995 Stock Option Plan. A total of 2,400,000 shares of Common Stock are reserved for issuance under the 1995 Stock Option Plan (the "1995 Plan"). A committee of Headwaters' Board of Directors (the "Committee"), or in its absence, the Board, administers and interprets the 1995 Plan. This Committee was authorized to grant options under the terms of the 1995 Plan to eligible employees and consultants and to grant options and other awards outside the 1995 Plan to eligible employees, officers, directors, and consultants of Headwaters. The 1995 Plan expired in 2005 and awards can no longer be granted. The 1995 Plan provided for the granting of both incentive stock options ("ISOs") and nonstatutory stock options ("NSOs"). Terms of options granted under the 1995 Plan, including vesting requirements, were determined by the Committee. Options granted under the 1995 Plan vested over periods ranging from zero to ten years, expire not later than ten years from the date of grant and are not transferable other than by will or by the laws of descent and distribution. ISO grants were required to meet the requirements of the Internal Revenue Code and could be made only to employees of Headwaters.

         2002 Stock Incentive Plan. In April 2002, the Board of Directors adopted the 2002 Stock Incentive Plan (the "2002 Plan"). The number of shares reserved under the 2002 Plan is currently 850,000. NSOs, restricted stock, SARs and stock units may be granted under the 2002 Plan. ISOs may not be granted under the 2002 Plan. Employees, directors and consultants of Headwaters are eligible for awards under the 2002 Plan, which expires ten years after adoption unless terminated earlier by the Board. The administration of the 2002 Plan is generally consistent with the administration of the 1995 Plan.

         2003 Stock Incentive Plan. In January 2003, the Board of Directors adopted the 2003 Stock Incentive Plan (the "2003 Plan"). The 2003 Plan was approved by Headwaters' stockholders at the 2003 annual meeting. In January 2004, the Board of Directors approved Amendment No. 1 to the 2003 Plan, which increased the number of shares available for award grants to 2,500,000. Amendment No. 1 to the 2003 Plan was approved by Headwaters' stockholders at the 2004 annual meeting. ISOs, NSOs, restricted stock, SARs and stock units may be granted under the 2003 Plan. Employees, directors and consultants of Headwaters are eligible for awards under the 2003 Plan, which expires ten years after adoption unless terminated earlier by the Board. The administration of the 2003 Plan is generally consistent with the administration of the 1995 and 2002 Plans.

         Long Term Incentive Compensation Plan. In January 2005, the Board of Directors adopted the Long Term Incentive Compensation Plan (the "LTIP"). The LTIP was approved by Headwaters' stockholders at the 2005 annual meeting. The total number of shares of Common Stock available for issuance pursuant to awards over the entire term of the LTIP (through March 1, 2015) is 1,500,000. The LTIP authorizes the grant of several types of awards, including ISOs, NSOs, SARs, restricted stock and restricted stock unit awards, performance stock and performance unit awards, unrestricted stock awards, cash awards and other performance awards. Most awards under the LTIP are subject to a minimum service vesting requirement of at least three years. There are also annual limits on certain types of awards and on the number of awards that can be granted to a single participant in any calendar year. The administration of the LTIP is the responsibility of the Compensation Committee.

         Other Options. In addition to options granted under the above-described plans, Headwaters has periodically granted options for the purchase of Common Stock to employees, officers, directors and consultants outside those plans that were not qualified as ISOs for tax purposes. There were 307,000 such option grants during fiscal 2004, all of which were granted to employees of one of the companies acquired by Headwaters in 2004.

         No Loans for Option Exercises. It is the policy of Headwaters to not make loans to employees for the purpose of paying for the exercise of stock options.

         Stockholder Approval of Equity Compensation Plans. The following table presents information as of September 30, 2005 about Headwaters' Common Stock that may be issued upon the exercise of options, SARs and other equity-based awards granted to employees, consultants or members of the Board of Directors under all of Headwaters' existing equity compensation plans and individual arrangements. As described above, Headwaters has four primary stock option and stock incentive plans under which options and other awards have been granted. Headwaters has also issued options not covered by any plan. The 1995 Plan, the

2003 Plan and the LTIP have been approved by stockholders. The 2002 Plan has not been approved by stockholders. The amounts included in the caption "not approved by stockholders" in the table below represent amounts applicable under (i) the 2002 Plan plus (ii) all stock options granted outside of any plan.

(in thousands of shares)
------------------------------ -------------------- ----------------------- -----------------------------
                               Maximum shares to be      Weighted-average        Shares remaining available
                               issued upon exercise      exercise price of        for future issuance under
                               of options and other   outstanding options and   existing equity compensation
         Plan Category                awards               other awards                     plans
------------------------------ -------------------- ----------------------- -----------------------------
Plans approved by stockholders         4,379                  $26.21                        358
Plans not approved by
 stockholders                          1,447                   23.39                        506
                               -------------------- ----------------------- -----------------------------
Total                                  5,826                  $25.51                        864
                               ==================== ======================= =============================

2000 Employee Stock Purchase Plan

         The Board approved the 2000 Employee Stock Purchase Plan ("ESPP") in May 2000 to provide eligible employees with an opportunity to increase their proprietary interest in Headwaters by purchasing Common Stock on favorable terms and to pay for such purchases through payroll deductions. The Board has subsequently amended the ESPP, most recently in May 2005. The ESPP was approved by stockholders in September 2000.

         Substantially all employees of Headwaters are eligible to participate in the ESPP after three months of employment. Non-employee directors are not eligible. A total of 500,000 shares of common stock were initially reserved for issuance under the Plan, and approximately 240,000 shares remain available for future issuance as of September 30, 2005. Under the ESPP, employees purchase shares of stock directly from Headwaters, which shares are made available from treasury shares which have been repurchased on the open market. The ESPP is intended to comply with Section 423 of the Internal Revenue Code, but is not subject to the requirements of ERISA. Employees purchase stock through payroll deductions of 1% to 10% of cash compensation, subject to certain limitations. The stock is purchased in a series of quarterly offerings. The cost per share to the employee is 85% of the fair market value at the end of each offering period.

         Participation in the ESPP is voluntary and each eligible employee will make his or her own election whether and to what extent to participate in the ESPP. It is therefore not possible to determine the benefits or amounts that will be received in the future by individual employees or groups of employees, including the Named Executives.

Incentive Bonus Plan

         The Board approved the Short Term Incentive Bonus Plan ("IBP") in January 2005, the specifics of which are approved annually by the Compensation Committee, the administrator of the plan. The IBP provides for annual cash bonuses to be paid if Headwaters accomplishes certain financial goals and if participating employees meet individual goals. Headwaters' financial goals are based upon an economic value added concept ("EVA") that attempts to more closely align with a company's share price performance than other measurements of performance. The IBP was approved by stockholders in March 2005.

         Under the terms of the IBP, annual cash awards can be earned by participants selected by the Compensation Committee who are employed at the end of the fiscal year, provided Headwaters' and the participant's individual goals are met or exceeded. Participants in the IBP are selected based on their roles and responsibilities at Headwaters. The amount of the cash awards is dependent on several factors, the most important of which is the EVA multiplier, or a factor determined by how much Headwaters' performance meets or exceeds a financial threshold ("EVA target") established by the Compensation Committee for each fiscal year. No awards are earned if the minimum EVA target is not achieved. EVA profit, which varies from traditional accrual accounting earnings, is determined each fiscal year and is then compared to the EVA target, which determines the EVA multiplier. EVA profit is defined as net income, plus interest expense, plus or minus economic adjustments, minus the cost of capital.

         A portion of annual cash awards "earned" by certain management personnel are "banked," meaning that the full amount of the awards is not actually earned and paid unless the EVA target is achieved in each of the two succeeding fiscal years. This banking mechanism helps motivate management and employees to achieve long-term sustainable stockholder value and discourages short-term performance at the expense of long-term stockholder value creation. The bonus amounts for 2003 in the Summary Compensation Table represent the cash awards paid to the Named Executives for fiscal 2003, and include 50% of the banked amounts from fiscal 2001 and fiscal 2002, which were earned in 2003. The bonus amounts for 2004 in the Summary Compensation Table represent the cash awards paid to the Named Executives for fiscal 2004, and include 50% of the banked amounts from fiscal 2002 and fiscal 2003, which were earned in 2004. The bonus amounts for 2005 in the Summary Compensation Table represent the cash awards paid to the Named Executives for fiscal 2005, and include 50% of the banked amounts from fiscal 2003 and fiscal 2004, which were earned in 2005.

         The total bonus amounts for fiscal 2003, 2004 and 2005 for all officers and employees under all bonus plans of Headwaters or its acquired subsidiaries, and including discretionary bonus payments approved by the Compensation Committee, was $5,005,737, $14,051,890, and $20,268,361, respectively.

Deferred Compensation Plan

         In November 2004, Headwaters' Board of Directors approved a nonqualified Deferred Compensation Plan ("DCP") for certain designated officers and employees, which became effective on January 1, 2005. The DCP is a deferred compensation plan that is not qualified under Section 401(a) of the Internal Revenue Code and that is limited to a select group of management employees and highly compensated employees of Headwaters and its subsidiaries. All of the Named Executives are eligible to participate in the DCP. Participants in the DCP can annually elect to defer up to 50% of base salary and up to 100% of incentive compensation into the Plan. Participant deferrals are matched by Headwaters at a rate of 50% of the first six percent of salary or incentive compensation deferred less any match made through the Headwaters 401(k) Savings and Investment Plan. Matching contributions are fully vested after three years of service. Participants direct the investment of deferred compensation and the company match, selecting from a series of investment options that are similar to the Headwaters 401(k) Plan. The DCP is funded through a "rabbi trust" and trust-owned life insurance on Plan participants. The Plan is intended to meet all applicable regulatory requirements, including Section 409A of the Internal Revenue Code.

Employment Contracts and Termination of Employment and Change in Control Arrangements

         Kirk A. Benson. In August 2005, Headwaters and Mr. Benson entered into an employment agreement covering Mr. Benson's "at will" employment for the 5-year period commencing April 1, 2005 through March 31, 2010. The agreement calls for payment of a gross annual salary of $600,000 for the 12-month period ending March 31, 2006, $650,000 for the 12-month period ending March 31, 2007, $700,000 for the 12-month period ending March 31, 2008, $750,000 for the 12-month period ending March 31, 2009, and $800,000 for the 12-month period ending March 31, 2010. The employment agreement further provides for participation in Headwaters' IBP and LTIP, the grant of 25,000 shares of contingent performance stock previously described, severance pay, and other standard benefits such as vacation, participation in Headwaters' employee benefit plans and reimbursement for certain stipulated fees and expenses and necessary and reasonable business expenses.

         Upon termination of his employment, Headwaters and Mr. Benson will enter into a consulting agreement requiring no more than 20% of Mr. Benson's time for a three-year period, for which Mr. Benson will receive remuneration totaling $500,000. If Headwaters terminates Mr. Benson's employment without cause or if Mr. Benson resigns all of his positions with Headwaters for good reason, as defined in his employment agreement (including as a result of certain change in control circumstances), he is entitled to termination benefits equal to 300% of his annual base salary in effect when his employment terminates. In the event of such termination, i) all of Mr. Benson's outstanding options, SARs and restricted stock shall immediately become fully vested and exercisable, ii) Mr. Benson will be paid a prorated bonus calculated under the provisions of the fiscal year's IBP arrangements then in effect, and iii) Mr. Benson will be paid for any "banked" amounts under the provisions of previous fiscal years' IBP arrangements.

         Steven G. Stewart. Effective May 1998, Headwaters and Mr. Stewart entered into an employment agreement covering a continuous three-year period, unless terminated by Headwaters for cause or disability, or by Mr. Stewart for good cause or without good reason provided 90 days prior written notice is given. In October 2005, Headwaters and Mr. Stewart entered into an employment transition agreement that superseded the terms of the employment agreement. The employment transition agreement provides for Mr. Stewart's continued employment with Headwaters in the position of Treasurer through March 31, 2006 and as an employee through March 31, 2009. According to the terms of the agreement, Mr. Stewart receives compensation as follows: during the period October 1, 2005 through March 31, 2006 at the rate of $24,300 per month; during the period April 1, 2006 through September 30, 2006 at the rate of $15,000 per month; and during the period October 1, 2006 through March 31, 2009 at the rate of $10,000 per month. In addition, the agreement calls for i) a bonus payment for fiscal 2006 at the rate of 50% of what would otherwise be paid under terms of Headwaters' IBP; ii) a severance payment of $583,000 called for by the original employment agreement; iii) a cash payment of $400,000 in lieu of participation in the long-term incentive compensation awarded to executive officers in 2005; and iv) the grant of 6,500 shares of restricted stock, which vest over a two-year period ending November 2007, provided Mr. Stewart remains employed during that period.

         Michael S. Lewis. In connection with the purchase of Eldorado Stone in June 2004, Headwaters entered into an employment agreement with Mr. Lewis. The employment agreement has an initial three-year term and subsequently remains in effect for one-year periods unless terminated by notice by either party. The agreement calls for an initial annual salary of $225,000, with an increase to $250,000 in October 2004. Thereafter Mr. Lewis' salary is to be reviewed annually and increased at the same time other executives' salaries are increased. Mr. Lewis' current annual salary is $259,459. In addition, the agreement calls for i) Mr. Lewis' participation in Headwaters' bonus plan; ii) the grant of options to purchase 30,000 shares of Common Stock, which grant was made in June 2004; iii) the grant of 3,267 shares of restricted stock, vesting through March 2009, which grant was also made in June 2004; iv) payment of "stay-put" bonuses of $300,000 on September 30, 2005 and $350,000 on September 30, 2006, provided that Mr. Lewis is still employed on those dates; and v) other standard benefits such as vacation, a car allowance, participation in Headwaters' employee benefit plans and reimbursement for necessary and reasonable business expenses. Upon termination of employment by Mr. Lewis for good reason, as defined, or upon termination by Headwaters without cause, Headwaters has agreed to pay Mr. Lewis a severance allowance at his then current annual salary for a period of 18 months plus i) the full amount of the bonus under the IBP which would otherwise have been paid during the severance period, and ii) a prorated amount of the stay-put bonus, if applicable.

         Scott K. Sorensen. In connection with Mr. Sorensen's appointment as Chief Financial Officer on October 1, 2005, Headwaters provided Mr. Sorensen an Offer of Employment and the parties entered into an Executive Severance Agreement. The significant terms of Mr. Sorensen's employment arrangements pursuant to these two agreements include an annual salary of $290,000, participation in Headwaters' IBP and other benefit plans available to Headwaters' executives and employees, a grant of 100,000 SARs under terms of Headwaters' 2003 Plan and LTIP (which grant was made in September 2005), and under certain circumstances, and only if termination occurs within 12 months of employment, severance pay equal to salary earned during the period of employment, not to exceed 12 months of salary.


                              CORPORATE GOVERNANCE

         Headwaters upholds a set of basic values to guide its actions and is committed to maintaining the highest standards of business conduct and corporate governance. Headwaters has adopted a Code of Ethics and Business Conduct for directors, officers (including our principal executive officer and principal financial officer) and employees and Corporate Governance Guidelines, which, in conjunction with its Certificate of Incorporation, Bylaws and Board of Directors committee charters, form the framework for governance of Headwaters. The Code of Ethics and Business Conduct, Corporate Governance Guidelines, Board of Directors committee charters, Bylaws and Certificate of Incorporation are available at www.headwaters.com. Headwaters will post on this web site any amendments to these governing documents or waivers of the Code of Ethics and Business Conduct for directors and executive officers. Stockholders may also request free printed copies of these documents from:

                                  Sharon Madden
                         Director of Investor Relations
                             Headwaters Incorporated
                   10653 South River Front Parkway, Suite 300
                             South Jordan, UT 84095

Board of Directors Independence

         The Board of Directors has determined that each of R. Sam Christensen, William S. Dickinson, Blake O. Fisher, Jr., E.J. "Jake" Garn, James A. Herickhoff, and Malyn K. Malquist has no material relationship with Headwaters (either directly or as a partner, stockholder or officer of an organization that has a relationship with Headwaters) and satisfies the independence requirements required by the New York Stock Exchange. New directors participate in orientation and training following their appointment to the Board. The independent directors periodically meet in executive session, without management, as part of the agenda for Board meetings. Mr. Herickhoff, an independent director and Vice Chairman of the Board, chairs all executive session meetings of directors.

Committees of the Board of Directors

         The Board of Directors has adopted written charters for each of its three standing committees: the Nominating and Corporate Governance Committee, the Audit Committee and the Compensation Committee. The Board has determined that all members of the Nominating and Corporate Governance, Audit, and Compensation Committees are independent and satisfy the relevant SEC or New York Stock Exchange independence requirements for the members of such committees.

         Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee provides assistance to the Board in overseeing corporate governance and identifies individuals qualified to become members of the Board of Directors consistent with Board criteria. The committee also oversees the evaluation of the Board of Directors and management. The current charter of the Nominating and Corporate Governance Committee is attached to this proxy statement as Appendix A and is also available at www.headwaters.com. A free printed copy is available to any stockholder who requests it from the address shown above.

         Audit Committee. The members of the Audit Committee are directors R. Sam Christensen, Blake O. Fisher, Jr., E.J. "Jake" Garn, and Malyn K. Malquist, each of whom except for Mr. Garn the Board of Directors has determined is an "audit committee financial expert" as defined under SEC rules. This committee oversees the integrity of Headwaters' financial statements, disclosure controls and procedures, the systems of internal accounting and financial controls, compliance with legal and regulatory requirements, the qualifications and independence of the independent auditors and the performance of Headwaters' internal audit function and independent auditors, and the quarterly reviews and annual independent audit of Headwaters' financial statements. The Audit Committee's report appears hereafter. Ernst & Young LLP, Headwaters' independent auditors, reports directly to the Audit Committee. The current charter of the Audit Committee is attached to this proxy statement as Appendix B and is also available at www.headwaters.com. A free printed copy is available to any stockholder who requests it from the address shown above.

         Compensation Committee. The Compensation Committee provides assistance to the Board of Directors in overseeing compensation policies and practices of Headwaters. It reviews and approves the compensation levels and policies for the Board of Directors; reviews and approves corporate goals and objectives with respect to CEO compensation and, based upon these evaluations, determines and approves the CEO's compensation; makes recommendations to the Board of Directors with respect to non-CEO executive officer compensation, including any required approval of incentive and equity-based plans; reviews and approves bonus compensation guidelines and practices; and administers Headwaters' stock incentive plans and authorizes grants under the plans. The Compensation Committee also has the responsibility to produce the report to stockholders on executive officer compensation, which appears hereafter. The current charter of the Compensation Committee is attached to this proxy statement as Appendix C and is also available at www.headwaters.com. A free printed copy is available to any stockholder who requests it from the address shown above.

Communicating Concerns to Directors

          The non-employee directors have established procedures to enable anyone wishing to communicate with the Headwaters Board of Directors, including the Vice Chair or other non-management directors, in one of the following ways:

         o        E-mailing the directors at directors@headwaters.com, or

         o        Writing to the directors, at the following address:

                           Board of Directors
                           Headwaters Incorporated
                           c/o Corporate Secretary
                           10653 South River Front Parkway, Suite 300
                           South Jordan, UT  84095

         The Audit Committee has established procedures for employees who have a concern about the Company's accounting, internal accounting controls or auditing matters, to communicate that concern directly to the Audit Committee in one of the following ways:

         o        E-mailing to the Audit Committee at
                  headwaters-hotline@blackbearventures.com, or

         o        Writing to the Audit Committee, at the following address:
                           Chair of the Headwaters Incorporated Audit Committee PO Box 5100
                           La Quinta, CA 92248

         The Corporate Secretary will forward any communications related to Headwaters' accounting, internal accounting controls, or auditing matters to the Chair of the Audit Committee, together with any other director named in the communication. All other communications will be forwarded to the Vice Chair or other designated lead independent director of the Board of Directors, together with any other director named in the communication. Communications may be anonymous.

Board and Committee Meetings

         The Board held a total of six meetings during fiscal 2005. All directors attended all of the meetings, except for one director who attended five meetings. Headwaters encourages but does not require Board member attendance at the Headwaters' annual meeting. Two directors attended the 2005 annual meeting.

          The Board currently has three committees, a Nominating and Corporate Governance Committee, an Audit Committee, and a Compensation Committee. The Nominating and Corporate Governance Committee currently consists of Mr. Dickinson, as chair, Mr. Garn, and Mr. Herickhoff. The Nominating and Corporate Governance Committee held four meetings in fiscal 2005. The Audit Committee currently consists of Mr. Christensen, as chair, Mr. Fisher, Mr. Garn, and Mr. Malquist. The Audit Committee held nine meetings in fiscal 2005. The Compensation Committee currently consists of Mr. Herickhoff, as chair, Mr. Fisher and Mr. Malquist. The Compensation Committee held six meetings in fiscal 2005. Each director attended at least 75% of all applicable committee meetings.

Nominating and Corporate Governance Committee Report

         The Nominating and Corporate Governance Committee provides assistance to the Board in overseeing corporate governance, evaluates and selects director nominees of the Company to be considered for election at the annual meeting of stockholders and takes such other actions within the scope of its charter as the committee deems necessary or appropriate. A copy of the committee's current charter is attached to this proxy statement as Appendix A.

         The Nominating and Corporate Governance Committee has responsibility for identifying and evaluating new nominees to the Board. In evaluating director nominees, the committee will, as described in the committee's charter, consider various criteria, including relevant industry experience, general business experience, relevant financial experience, and compliance with independence and other qualifications necessary to comply with any applicable tax and securities laws and the rules and regulations of the New York Stock Exchange. In addition, directors must have time available to devote to Board activities and to enhance their knowledge of Headwaters' business. Headwaters therefore seeks to attract and retain highly qualified directors who have sufficient time to devote to their substantial responsibilities and duties to Headwaters and its stockholders.

         In accordance with company's Corporate Governance Guidelines, the Board is comprised of three tiers of members with staggered three-year terms. One tier of members is elected each year by Headwaters' stockholders at the annual meeting. Between annual meetings of stockholders, the Board may elect directors to serve until the next annual meeting. Nominees for directorship will be selected by the Nominating and Corporate Governance Committee, in accordance with the policies and principles in its charter, and nominated by the Board for stockholder elections. To date, Headwaters has not engaged third parties to identify or evaluate or assist in identifying potential director nominees, although Headwaters may do so in the future.

         To date, Headwaters has not received any recommendations from stockholders requesting the Board or any of its committees to consider a nominee for inclusion among the Board's slate of nominees in Headwaters' proxy statement for its annual meeting. However, Headwaters' stockholders may recommend director nominees, and the committee will consider nominees recommended by stockholders. A stockholder wishing to submit such a recommendation should send a letter to the Corporate Secretary at Headwaters' principal executive offices in accordance with the provisions of Headwaters' Bylaws and the provisions set forth herein under the heading "Stockholder Proposals." The mailing envelope must contain a clear notation indicating that the enclosed letter is a "Director Nominee Recommendation." The letter must identify the author as a stockholder and provide a brief summary of the nominee's qualifications, including such information about the nominee as would have been required to be included in a proxy statement filed pursuant to the rules of the SEC had such nominee been nominated by the Board, as well as contact information for both the nominee and the stockholder. Nominees should at a minimum have relevant business and financial experience and must be able to read and understand fundamental financial statements. Headwaters anticipates that nominees recommended by stockholders will be evaluated in the same manner as nominees recommended by anyone else, although, the committee may prefer nominees who are personally known to the existing directors and whose reputations are highly regarded. The committee will consider all relevant qualifications as well as the needs of Headwaters in terms of compliance with New York Stock Exchange listing standards and SEC rules.

         All of the nominees for directors being voted upon at the Meeting are directors standing for reelection.

         The Nominating and Corporate Governance Committee assisted the Board and each of its committees in conducting self-evaluations of their functioning and effectiveness. The committee also reviewed and approved the Company's CEO succession plan.

                                   Nominating and Corporate Governance Committee William S. Dickinson, Chairman
                                   E. J. "Jake" Garn
                                   James A. Herickhoff

Audit Committee Report

         The Audit Committee oversees Headwaters' financial reporting process on behalf of the Board. Headwaters' management has the primary responsibility for the financial statements, for maintaining effective internal control over financial reporting, and for assessing the effectiveness of internal control over financial reporting. In fulfilling its oversight responsibilities, the committee reviewed and discussed the audited consolidated financial statements with Headwaters' management, including a discussion of the quality, not just the acceptability, of the accounting principles used; the reasonableness of significant judgments made; and the clarity of the disclosures in the financial statements.

         The Audit Committee reviewed with Ernst & Young LLP, Headwaters' auditor, which is responsible for expressing an opinion on the conformity of the consolidated financial statements with U.S. generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of Headwaters' accounting principles and such other matters as are required to be discussed with the committee by Statement on Auditing Standards No. 61, other standards of the Public Company Accounting Oversight Board, rules of the Securities and Exchange Commission and other applicable regulations. In addition, the committee has discussed with Ernst & Young the firm's independence from Headwaters, including the matters in the letter from Ernst & Young required by Independence Standards Board Standard No. 1, and considered the compatibility of non-audit services with Ernst & Young's independence.

         The Audit Committee also reviewed management's report on its assessment of the effectiveness of Headwaters' internal control over financial reporting and Ernst & Young's report on management's assessment and the effectiveness of Headwaters' internal control over financial reporting.

         The Audit Committee discussed with Headwaters' internal auditors and Ernst & Young the overall scope and plans for their respective audits. The committee regularly meets with the internal auditors and Ernst & Young, with and without management present, to discuss the results of their examinations; their evaluations of Headwaters' internal control, including internal control over financial reporting; and the overall quality of Headwaters' financial reporting.

         In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board approved, that the audited consolidated financial statements and management's assessment of the effectiveness of Headwaters' internal control over financial reporting, together with Ernst & Young's reports thereon, be included in Headwaters' Annual Report on Form 10-K for the fiscal year ended September 30, 2005 filed with the Securities and Exchange Commission. The committee and the Board also have recommended, subject to stockholder approval, the selection of Ernst & Young LLP to audit Headwaters' 2006 consolidated financial statements.

         The Audit Committee acts pursuant to a written charter that was approved by the Board of Directors, a current copy of which is attached to this proxy statement as Appendix B.

                                                   Audit Committee
                                                   R. Sam Christensen, Chairman
                                                   Blake O. Fisher
                                                   E. J. "Jake" Garn
                                                   Malyn K. Malquist

Compensation Committee Report on Executive Compensation

         The Board amended the Compensation Committee charter in March 2005, a current copy of which is attached to this proxy statement as Appendix C. The Compensation Committee reviews and makes recommendations to the Board of Directors concerning the overall compensation for Headwaters' officers and other key executives, including the Named Executives. The committee also oversees the granting of stock options, restricted stock, SARs, other equity-based compensation and the payment of incentive bonuses to all executives and employees of Headwaters. Future compensation polices will be dependent on Headwaters' performance and cash flow and employee performance.

         Headwaters seeks to compensate executives at competitive levels, considering current compensation surveys and practices for companies in similar industries and development patterns, the growth of Headwaters, each executive's individual contribution to meeting Headwaters' goals and objectives, and overall business conditions, as part of the total benefit package for employees.

         Headwaters' compensation practices include long-term incentives such as stock option, restricted stock and SAR grants as well as a bonus plan. The committee believes that an incentive bonus program that closely links bonus compensation to the creation of stockholder value as measured under the EVA concept is in the best interests of Headwaters and its stockholders since the committee believes that EVA-based plans are one of the best indicators of actual stockholder value creation. Accordingly, the Board adopted a formal EVA-based incentive bonus plan in fiscal 2000. The Board determined that such a plan was the best way to motivate Headwaters' management and employees to continuously seek to meet and exceed performance goals. The incentive bonus plan is deemed to be a significant part of the total compensation package for the Named Executives.

         The current employment agreement for Mr. Benson was approved by the Compensation Committee in August 2005. The Compensation Committee recommended the fiscal 2005 cash compensation, cash bonus and grant of SARs and contingent performance stock to Mr. Benson based on Mr. Benson's ability to meet Headwaters' objectives.

         Section 162(m) of the Code limits Headwaters' tax deduction of certain compensation in excess of $1 million paid to certain executive officers named in the proxy unless the compensation is performance-based. Compensation attributable to equity-based compensation granted under the 1995 Plan and the 2003 Plan is treated as performance-based compensation if (1) the awards are granted by the Compensation Committee; (2) the Plans restrict the number of shares for which awards may be granted to an executive during a specified period; and (3) the awards have an exercise price at least equal to the fair market value of a share of Common Stock on the date of grant. Grants of restricted stock under the 2003 Plan and awards under the 2002 Plan are not considered performance-based compensation.

         While the tax impact of any compensation arrangement is one factor to be considered, such impact is evaluated in light of the Compensation Committee's overall compensation philosophy. The Compensation Committee intends to establish executive officer compensation programs which will maximize Headwaters' tax deductions, if the Compensation Committee determines that such actions are consistent with its philosophy and in the best interests of Headwaters and its stockholders. From time to time, the committee may award compensation that is not fully tax deductible if the committee determines that such award is consistent with its philosophy and in the best interests of Headwaters and its stockholders.

         The Compensation Committee strives to ensure that Headwaters' compensation plan attracts, retains and rewards both staff and management personnel while continuing to operate in the best interests of Headwaters and its stockholders.

                                                  Compensation Committee
                                                  James A. Herickhoff, Chairman
                                                  Blake O. Fisher
                                                  Malyn K. Malquist

Compensation Committee Interlocks and Insider Participation

         No interlocking relationship exists between the Board of Directors or Compensation Committee and the Board of Directors or Compensation Committee of any other entity, nor has any interlocking relationship existed in the past.

Compensation of Directors

         Headwaters' directors hold office until the end of their respective terms or until their successors have been duly elected and qualified. Headwaters' executive officers are appointed by the Board of Directors and serve at the discretion of the Board.

         All outside directors are entitled to base annual cash compensation of $50,000, which is paid quarterly. The following additional annual compensation is also paid quarterly: Vice Chair of the Board, $15,000; Chair of the Audit Committee, $15,000; and all other committee chairs, $10,000. The outside directors also receive options for the purchase of Common Stock which normally vest at the rate of 12,000 shares each year. However, in 2005, due to the acceleration of vesting of options held by any optionee with an exercise price equal to or greater than $21.29 per share, 144,000 options held by directors vested in fiscal 2005 that would otherwise have vested in fiscal 2006, 2007 and 2008. Directors receive reimbursement for out-of-pocket expenses. The cash compensation and options described in this section do not apply to directors who are salaried employees of Headwaters.

         In January and March 2003, Messrs. Christensen, Dickinson, and Malquist were each granted options to purchase a total of 36,000 shares of Common Stock at exercise prices equal to the closing price of the Common Stock on the grant dates. These options vested ratably in December 2003, 2004 and 2005 and were granted under the 1995 Plan, the 2002 Plan, and the 2003 Plan. In 2004, Messrs. Herickhoff, Fisher, Garn, and Weller were each granted options to purchase a total of 36,000 shares of Common Stock at exercise prices equal to the closing price of the Common Stock on the grant date. These options, which were granted under the 2003 Plan, were originally set to vest ratably in December 2005, 2006 and 2007, but due to the acceleration of vesting described above, were vested in May 2005.

Stockholder Return Performance Graph

         The following graph shows a comparison of the cumulative total stockholder return, calculated on a dividend reinvestment basis, for September 30, 2000 through September 30, 2005, on Headwaters' Common Stock with (1) the New York Stock Exchange Composite Index, (2) the Nasdaq Composite Index - U.S.,
(3) the Standard & Poors - 500 Energy Sector Index, and (4) the Standard & Poors
- 500 Building Products Index. The comparison assumes $100 was invested on September 30, 2000. Headwaters' Common Stock traded on the Nasdaq National Market until April 6, 2005, at which time it began trading on the New York Stock Exchange. Accordingly, indices for both the Nasdaq National Market and the New York Stock Exchange are presented.

         Please note that historic stock price performance shown on the graph is not necessarily indicative of future price performance. Headwaters has not paid dividends on its Common Stock.


                                 [GRAPH OMITTED]

                                 9/30/00 9/30/01 9/30/02 9/30/03 9/30/04 9/30/05
                                 ------- ------- ------- ------- ------- -------
Headwaters                         $100    $383    $481    $561  $1,073  $1,301
NYSE Composite Index               $100     $74     $70     $76     $87    $116
Nasdaq Composite Index - U.S.      $100     $41     $33     $51     $54     $62
S&P - 500 Energy Sector Index      $100     $86     $75     $88    $127    $188
S&P - 500 Building Products Index  $100    $106    $107    $139    $197    $199

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information as of January 11, 2006 regarding the beneficial ownership of Headwaters' Common Stock, for: (i) each person (or group of affiliated persons) who, insofar as Headwaters has been able to ascertain, beneficially owned more than 5% of the outstanding shares of Common Stock; (ii) each director; (iii) each Named Executive of Headwaters; and
(iv) all directors and executive officers of Headwaters as a group. Headwaters has relied on information received from each stockholder as to beneficial ownership, including information contained on Schedules 13D and 13G and Forms 3, 4 and 5. As of January 11, 2006, there were 42,051,096 shares of Common Stock outstanding, including 315,628 shares of treasury stock. As of that date, there were options to purchase 2,578,131 shares of Common Stock and 2,989,816 SARs outstanding.

    Name and Address of            Amount and Nature of             Percent
    Beneficial Owner (1)           Beneficial Ownership(2)         of Class
    --------------------           -----------------------         --------
5% Stockholders:
----------------

EARNEST Partners, LLC
The Grand
75 14th Street - 2300
Atlanta, GA 30309-3675                   4,108,437                   9.8%

Waddell and Reed Investment
 Management Company
6300 Lamar Avenue
PO Box 29217
Shawnee Mission, KS 66201-9217           3,014,672                   7.2%

Franklin Advisers, Inc.
One Franklin Parkway
San Mateo, CA 94403-1906                 2,563,419                   6.1%

Directors:
----------

Kirk A. Benson                           1,625,724(3)                3.8%
Raymond J. Weller                          251,424(4)                 *
James A. Herickhoff                        103,500(5)                 *
E. J. "Jake" Garn                           72,000(6)                 *
R. Sam Christensen                          41,500(7)                 *
Malyn K. Malquist                           40,500(8)                 *
Blake O. Fisher, Jr.                        38,000(9)                 *
William S. Dickinson                        37,700(10)                *

Executive Officers:
-------------------

Steven G. Stewart                           72,853(11)                *
Harlan M. Hatfield                         248,847(12)                *
Kenneth R. Frailey                         237,096(13)                *
Michael S. Lewis                           148,380(14)                *
All directors and executive officers
  as a group (17 persons)                3,532,969(15)               8.0%

*        Less than 1%

(1) The address of each director and officer is c/o Headwaters Incorporated, 10653 South River Front Parkway, Suite 300, South Jordan, Utah 84095.
(2) The persons named in this table have sole voting and investment power with respect to all shares of Common Stock reflected as beneficially owned by them. A person is deemed to be the beneficial owner of securities that can be acquired by such person within sixty (60) days from January 11, 2006, and the total outstanding shares used to calculate each beneficial owner's percentage includes such shares. Beneficial ownership as reported does not include shares subject to option or conversion that are not exercisable within 60 days of January 11, 2006. All shareholdings for 5% stockholders consist of shares held by them.
(3) Consists of 938,475 shares owned by Mr. Benson, options to purchase 332,249 shares held by Mr. Benson exercisable within 60 days of January 11, 2006 and 355,000 SARs exercisable within 60 days of January 11, 2006.
(4) Consists of 212,924 shares owned by Mr. Weller and options to purchase 38,500 shares held by Mr. Weller exercisable within 60 days of January 11, 2006.

(5) Consists of 8,000 shares owned by Mr. Herickhoff and options to purchase 95,500 shares held by Mr. Herickhoff exercisable within 60 days of January 11, 2006.
(6) Consists of options to purchase 72,000 shares held by Mr. Garn exercisable within 60 days of January 11, 2006.
(7) Consists of 5,500 shares owned by a partnership of which Mr. Christensen is a Trustee of the General Partner and options to purchase 36,000 shares held by Mr. Christensen exercisable within 60 days of January 11, 2006.
(8) Consists of 4,500 shares owned by Mr. Malquist and options to purchase 36,000 shares held by Mr. Malquist exercisable within 60 days of January 11, 2006.
(9) Consists of 2,000 shares owned by Mr. Fisher and options to purchase 36,000 shares held by Mr. Fisher exercisable within 60 days of January 11, 2006.
(10) Consists of 1,700 shares owned by Mr. Dickinson and options to purchase 36,000 shares held by Mr. Dickinson exercisable within 60 days of January 11, 2006.
(11) Consists of 23,199 shares owned by Mr. Stewart and options to purchase 49,654 shares held by Mr. Stewart exercisable within 60 days of January 11, 2006.
(12) Consists of 13,159 shares owned by Mr. Hatfield, options to purchase 174,880 shares held by Mr. Hatfield exercisable within 60 days of January 11, 2006 and 60,808 SARs exercisable within 60 days of January 11, 2006.
(13) Consists of 5,095 shares owned by Mr. Frailey, options to purchase 142,466 shares held by Mr. Frailey exercisable within 60 days of January 11, 2006 and 89,535 SARs exercisable within 60 days of January 11, 2006.
(14) Consists of 4,211 shares owned by Mr. Lewis, options to purchase 55,000 shares held by Mr. Lewis exercisable within 60 days of January 11, 2006 and 89,169 SARs exercisable within 60 days of January 11, 2006.
(15) Consists of 1,229,115 shares issued and outstanding, options to purchase 1,390,936 shares exercisable within 60 days of January 11, 2006 and 912,918 SARs exercisable within 60 days of January 11, 2006.


                        TRANSACTIONS WITH RELATED PARTIES

         Employment and Related Agreements. As of September 30, 2005, Headwaters had employment agreements with Messrs. Benson, Stewart, Lewis and Sorensen which provide for significant benefits. See "Employment Contracts and Termination of Employment and Change in Control Arrangements." As of September 30, 2005, Headwaters and its subsidiaries have also entered into employment agreements with 22 other officers and employees. The agreements have original terms ranging up to five years, many of which are renewable by Headwaters, often for one-year terms. Including the Named Executives, the agreements provide for annual salaries as of September 30, 2005 which range from approximately $69,000 to $600,000 annually per person. Assuming all agreements set to expire in 2006 are renewed, the annual commitment under all employment agreements combined would approximate $4,345,000. The aggregate commitment as of September 30, 2005, assuming no renewals, is approximately $6,590,000. Most agreements provide for termination benefits, which vary widely from agreement to agreement.

         Insurance Benefits. Headwaters purchases certain insurance benefits for its employees from various insurance companies where Wansutter Employee Benefits LLC acts as broker. Mr. Weller, a director, is a principal of Wansutter Employee Benefits LLC. Commissions paid to that company by providers of insurance services to Headwaters totaled approximately $120,000 in fiscal 2003, $130,000 in fiscal 2004 and $196,000 in fiscal 2005.

         Eldorado Stone Product. Eldorado Stone purchases product from an entity located in Mexico in which Mr. Lewis has a minority ownership interest. Costs incurred for materials purchased from this entity were approximately $2,712,000 in fiscal 2004 and $11,826,000 in fiscal 2005.

         SCP. Headwaters acquired SCP in 2004 and agreed to pay an earn-out to the sellers if certain earnings targets were exceeded during the 12 months ended December 31, 2005 (the "earn-out period"). The additional earn-out consideration will be the product of 5.7 times the amount that earnings before interest, taxes, depreciation and amortization ("EBITDA") of SCP exceeds $5,500,000 during the earn-out period. Headwaters currently expects earn-out consideration in the range of approximately $10,000,000 to $12,500,000 could be paid. Mr. Lents, an executive officer of Headwaters, owned approximately 30% of SCP prior to the acquisition and was one of the sellers. Also, a majority of SCP's transportation needs are provided by a company, two of the principals of which are related to Mr. Whisnant, an officer of SCP. Costs incurred were approximately $970,000 in fiscal 2004 and $4,904,000 in fiscal 2005.

         Incentive Agreements with ISG Principals. In January 2003, Headwaters executed incentive agreements with Messrs. Creamer, Everest and Deju, former stockholders and officers of ISG, all of whom were officers of either Headwaters or ISG following the ISG acquisition. The maximum payments would have been required if there had been a change in control prior to October 2004, or if the officers remained employed through September 2004 and the average stock price for any calendar quarter reached $25 per share or more. During fiscal 2004, Headwaters recorded an expense for $1,500,000 related to this obligation, which was paid in fiscal 2005. No other payments were made related to these agreements nor are there any future obligations.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires Headwaters' officers and directors, and persons who own more than 10% of a registered class of Headwaters' equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors, and greater than 10% stockholders are required by SEC regulations to furnish Headwaters with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to Headwaters between October 1, 2004 and September 30, 2005, on year-end reports furnished to Headwaters after September 30, 2005, and on representations that no other reports were required, Headwaters believes that during the 2005 fiscal year all applicable 16(a) filing requirements were met, except that Craig R. Hickman filed one Form 4 after the due date for such Form 4.


                     PROPOSAL NO. 1 - ELECTION OF DIRECTORS

Nominees for Election as Directors

         At the Meeting, the stockholders will elect two Class III directors of Headwaters to serve until the 2009 annual meeting, or until their successors are duly elected and qualified. The Board of Directors is divided into three classes, currently comprised of two Class III directors whose terms will expire at the Meeting in February 2006 and who are standing for election at the Meeting; three Class I directors, whose terms will expire at Headwaters' annual meeting in 2007; and three Class II directors, whose terms will expire at Headwaters' annual meeting in 2008.

         At the time of the Meeting, the Board will consist of eight members:
Kirk A. Benson, Raymond J. Weller, James A. Herickhoff, Blake O. Fisher, Jr., E.
J. "Jake" Garn, R. Sam Christensen, William S. Dickinson, and Malyn K. Malquist.

         The Board proposes that the two individuals listed below as Class III nominees (each a current Class III director) be elected as Class III directors of Headwaters. The nominees have consented to serve if elected to the Board. In the event that one or more of the nominees is unable to serve as director at the time of the Meeting (which is not expected), proxies with respect to which no contrary direction is made will be voted "FOR" such substitute nominee(s) as shall be designated by the Board to fill the vacancy or vacancies.

         The names of the Class III nominees, together with certain information about them, is set forth below:

     Name                    Age   Position with Headwaters      Director Since
     ----                    ---   ------------------------      --------------
     James A. Herickhoff     63    Vice Chairman and Director    1997
     Blake O. Fisher, Jr.    61    Director                      2004

         James A. Herickhoff has served as a Director of Headwaters since August 1997 and was elected Vice Chairman in April 1999. Since January 2000, Mr. Herickhoff has been President, Chief Operating Officer and a principal of Wold Talc Company, which operates one of the largest talc mines in the United States. From 1987 to 1994, he served as President of Atlantic Richfield Company's (ARCO's) Thunder Basin Coal Company. Mr. Herickhoff has over 30 years of experience in the coal and mining industries and extensive experience in strategic positioning of these companies for long-term growth and competitiveness. Mr. Herickhoff led the growth of the Black Thunder and Coal Creek coal mines from 19 million to approximately 40 million tons per year of production. Mr. Herickhoff previously served as President of Mountain Coal Company, managing all of ARCO's underground mining and preparation plants. Mr. Herickhoff is the past President of the Wyoming Mining Association and a former Board member of the Colorado and Utah Mining Associations, and became a director of Raser Technologies, Inc. in 2005. Mr. Herickhoff received a Bachelor degree in 1964 from St. John's University, a Master of Science degree in 1966 from St. Cloud State University and attended the Kellogg Executive Management Institute at Northwestern University in 1986.

         Blake O. Fisher, Jr. has served as a Director of Headwaters since November 2004. Mr. Fisher is currently involved in management and financial consulting to the telecommunications and utility industries. He is a consultant on financial issues to the USDA on Rural Utilities Service's broadband program. From May 2004 until December 2004 he served as chief financial officer for Fiber Utilities of Iowa, an entity that provides operation and construction services to municipal utilities. In May 2002, Mr. Fisher retired from McLeod USA, a telecommunications provider. From February 1996 to May 2002, he held senior management positions with McLeod USA, initially as Chief Financial Officer, then President of the company's Western region and as Chief Development Officer. From 1991 until February 1996 Mr. Fisher was Chief Financial Officer of IES

Industries, an energy holding company. Prior to that Mr. Fisher spent 23 years in several management positions with Consumer Power Company, headquartered in Michigan. Mr. Fisher received B.S. and M.S. degrees in Industrial Engineering from the University of Michigan. Mr. Fisher became a director of UCN, Inc. in 2004 and currently serves on the Audit and Compensation Committees of that company.

Directors Not Standing for Election

         The names of the directors of Headwaters who are not standing for election at the Meeting are R. Sam Christensen, William S. Dickinson, and Malyn
K. Malquist, Class I directors whose terms expire in 2007, and Kirk A. Benson, Raymond J. Weller, and E.J. "Jake" Garn, Class II directors whose terms expire in 2008. Information about these directors is set forth below.

Class I Directors:

    Name                      Age    Position with Headwaters     Director Since
    ----                      ---    ------------------------     --------------
    R. Sam Christensen        57     Director                     2003
    William S. Dickinson      71     Director                     2003
    Malyn K. Malquist         53     Director                     2003

         R. Sam Christensen has served as a Director of Headwaters since January 2003. Since 1996, Mr. Christensen has spent the majority of his time managing Black Bear Ventures LP, a private investment firm, and evaluating new business opportunities. Prior to 1996, Mr. Christensen was Chairman and majority owner of Richmond Holdings, Inc., a privately-held corporation engaged in developing, designing, manufacturing and selling flexible packaging materials and static control devices worldwide to the electronics and pharmaceutical industries. Richmond Holdings, Inc. was subsequently sold to a publicly-traded firm in 1996. Mr. Christensen began his career as an auditor with the firm of Touche Ross & Co. where, he spent nearly ten years. His final assignment, before resigning, was managing their Salt Lake City office and its audit and tax practice. Mr. Christensen earned a B.S. degree in Accounting from Brigham Young University in 1972. Mr. Christensen is a Certified Public Accountant.

          William S. Dickinson has served as a Director of Headwaters since January 2003. From 1972 to 1994, Mr. Dickinson worked for Arco Products Co. and Arco Technology and Engineering, most recently as Vice President of Engineering and Technology (from 1988 to 1994), at which time he retired and has been involved in various projects as a consultant. In his most recent position with Arco, Mr. Dickinson was responsible for engineering and process development for the Arco refineries. In prior years, he was responsible for, among other things, the sale of all natural gas produced by Arco, the engineering and construction of all new oil production facilities in Alaska and the lower 48 states, and managed annual budgets in the range of $100 million to $300 million. Mr. Dickinson graduated from Yale University in 1956 with a B.S. in Chemical Engineering.

         Malyn K. Malquist has served as a Director of Headwaters since January 2003. Mr. Malquist is Senior Vice President and Chief Financial Officer of Avista Corp., an energy utility in the Pacific Northwest. Mr. Malquist has held this position since September 2002. Mr. Malquist has 26 years of experience in the utility industry, many of which were in financial leadership positions. Mr. Malquist worked for the Truckee Meadows Water Authority from February 2001 until September 2002, serving as its General Manager. Mr. Malquist was CEO of Data Engines, a high tech start-up company from May 2000 through October 2000. Mr. Malquist was employed by Sierra Pacific Resources from 1994 through April 2000, initially as its Chief Financial Officer, and later as President, CEO and board member. Mr. Malquist worked for San Diego Gas and Electric from 1978 through 1994 in a variety of financial positions, including Vice President-Finance and Treasurer. Mr. Malquist received BA and MBA degrees from Brigham Young University.

Class II Directors:

  Name                Age   Position with Headwaters              Director Since
  ----                ---   ------------------------              --------------
  Kirk A. Benson      55    Chairman and Chief Executive Officer  1999
  Raymond J. Weller   60    Director                              1991
  E. J. "Jake" Garn   73    Director                              2002

         Kirk A. Benson has served as a Director of Headwaters since January 1999 and as Chairman and CEO since April 1999. Mr. Benson was Senior Vice President of Foundation Health Systems, Inc., one of the nation's largest publicly traded managed healthcare companies. Mr. Benson was with Foundation Health Systems and its predecessors for approximately ten years, holding various positions including president and chief operating officer for commercial operations, general counsel, and senior vice president for development with responsibility for merger and acquisition activity. He also holds a Master of Laws in Taxation from the University of Denver, and a Master of Accountancy and Juris Doctorate from Brigham Young University.

         Raymond J. Weller has served as a Director of Headwaters since July 1991 and served as Chairman of the Board from January 1997 through July 1998. Since 1991, Mr. Weller has been President of WanSutter Employee Benefits LLC, a Utah-based insurance brokerage firm. From 1985 to 1991, Mr. Weller was an agent with the insurance brokerage of Galbraith, Benson, and McKay.

         E. J. "Jake" Garn has served as a Director of Headwaters since January 2002. Mr. Garn is a former United States Senator from the state of Utah. From 1993 to 1999, Mr. Garn served as Vice Chairman of Huntsman Corporation, a large Utah-based privately-held chemical company. From 1993 until the present, Mr. Garn has served as a director of Morgan Stanley Funds and at the present time serves as a director of the following entities: United Space Alliance, Franklin Covey, NuSkin Asia Pacific, BMW Bank of NA and Escrow Bank, USA. Mr. Garn had a long and distinguished career in national politics. Mr. Garn entered politics in 1967 when he was elected to the Salt Lake City (Utah) Commission. He was elected mayor of Salt Lake City in 1971 and to the United States Senate in 1974. He served as chairman of the Senate Banking, Housing and Urban Affairs Committee and as a member of the Senate Appropriations Committee. Senator Garn was re-elected to the Senate in 1980 and again in 1986, retiring in 1992.


           THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR"
                  THE ELECTION OF MESSRS. HERICKHOFF AND FISHER


      PROPOSAL NO. 2 - RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         The Audit Committee and the Board have appointed Ernst & Young LLP ("E&Y"), certified public accountants, as auditors to examine the financial statements of Headwaters for fiscal 2006 and to perform other appropriate accounting services and are requesting ratification of such appointment by the stockholders.

Audit and Non-Audit Fees

         The following table summarizes the fees paid or payable to E&Y for services rendered for the fiscal years ended September 30, 2004 and September 30, 2005. Audit fees include the cost of the annual audit of Headwaters and its subsidiaries including the audit of management's assessment and E&Y's assessment of internal control over financial reporting, plus the costs of quarterly reviews, SEC filings requiring the consents of Headwaters' independent auditor, and comfort letters provided to underwriters. Audit-related fees in 2004 consisted primarily of due diligence procedures for a proposed acquisition. Tax fees consisted primarily of the costs of federal and state income tax filings for Headwaters and its subsidiaries, a state and local tax planning study, consultations on the tax treatment of certain acquisition-related transaction costs and consultations regarding legal entity structures and related potential asset transfers. All other fees consisted primarily of an annual subscription to E&Y's online accounting research library. The Audit Committee approved 100% of the audit fees, the audit-related fees, the tax fees, and all other fees for 2004 and 2005.

                                            Fiscal Year         Fiscal Year
                                                2004                2005
                                           ------------        ------------
              Audit fees                    $1,100,325          $2,747,855
              Audit-related fees                74,305                  --
              Tax Fees                         964,281             892,571
              All other fees                     1,599               1,640
                                           ------------        ------------
              Total                         $2,140,510          $3,642,066
                                           ============        ============

         The Audit Committee pre-approves the annual audit fee, tax return services, and non-routine SEC filing reviews, as well as the fees for all large projects that are expected to cost more than $50,000. The Audit Committee is informed of and approves all services provided. In addition, it has pre-approved $100,000 for items that relate to routine accounting consultations related to items such as new accounting pronouncements, routine SEC filings requiring consents, and routine tax consultations. Upon performance of such services, the Audit Committee is informed of and approves the matters to which such consultations relate. Upon approval by the Audit Committee, the amount is added back to the pre-approved $100,000.

         In the event that the stockholders do not ratify the appointment of E&Y, the adverse vote will be considered a directive to the Audit Committee and the Board to select other auditors for the next fiscal year. A representative of E&Y is expected to attend the Meeting and will have an opportunity to make a statement if he or she desires to do so and to respond to appropriate questions.

                  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                 A VOTE "FOR" RATIFICATION OF ERNST & YOUNG LLP
                       AS HEADWATERS' INDEPENDENT AUDITORS



                              STOCKHOLDER PROPOSALS

         Stockholders may submit proposals on matters appropriate for stockholder action at Headwaters' annual meeting consistent with regulations adopted by the SEC. For such proposals to be considered for inclusion in the proxy statement and form of proxy relating to the 2007 annual meeting, they must be received by Headwaters not later than September 25, 2006 or such later date as Headwaters may specify in its SEC filings. Such proposals should be addressed to Headwaters at 10653 South River Front Parkway, Suite 300, South Jordan, Utah 84095, Attn: Corporate Secretary.

         It is anticipated that proxies solicited in connection with Headwaters' 2007 annual meeting will confer discretionary authority to vote on matters, among others, of which Headwaters does not receive notice prior to September 25, 2006.


                                  OTHER MATTERS

         Management does not intend to present, and has no information as of the date of preparation of this Proxy Statement that others will present, any business at the Meeting other than business pertaining to matters required to be set forth in the Notice of Annual Meeting and Proxy Statement. However, if other matters requiring the vote of the stockholders properly come before the Meeting, it is the intention of the person named in the enclosed proxy to vote the proxies held by him in accordance with his best judgment on such matters.


                             SOLICITATION OF PROXIES

         The accompanying form of proxy is being solicited on behalf of the Board. The expense of solicitation of proxies for the Meeting will be paid by Headwaters. In addition to the mailing of the proxy material, such solicitation may be made in person or by written communication, telephone or mail by directors, officers, employees or agents of Headwaters or its subsidiaries. Headwaters will reimburse banks, brokers and other persons holding Common Stock for their expenses in forwarding proxy solicitation materials to beneficial owners of Common Stock.

         If you have any questions about giving your proxy or require any assistance, please contact Sharon Madden, Headwaters' Director of Investor Relations, at 1-800-316-6214.

         YOUR VOTE IS IMPORTANT. YOU ARE URGED TO DATE, SIGN AND PROMPTLY RETURN YOUR PROXY CARD SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. THE PROMPT RETURN OF YOUR SIGNED PROXY CARD, REGARDLESS OF THE NUMBER OF SHARES YOU HOLD, WILL AID HEADWATERS IN AVOIDING THE EXPENSE OF ADDITIONAL PROXY SOLICITATIONS. GIVING YOUR PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON AT THE MEETING OR YOUR RIGHT TO RESUBMIT LATER DATED PROXY CARDS.

                                            Headwaters Incorporated

                                            By Order of the Board of Directors,

                                            /s/ Harlan M. Hatfield
                                           -------------------------
                                            Harlan M. Hatfield
                                            Secretary

                             HEADWATERS INCORPORATED

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
           ANNUAL MEETING OF STOCKHOLDERS -TUESDAY, FEBRUARY 28, 2006

         The undersigned stockholder(s) of Headwaters Incorporated, a Delaware corporation (the "Company"), revoking all previous proxies, hereby appoints Harlan M. Hatfield and Curtis J. Brown, each as the attorney and proxy of the undersigned, with full power of substitution, to cast all votes for all shares of Common Stock of Headwaters which the undersigned would be entitled to cast if personally present at the Annual Meeting of Stockholders of Headwaters to be held Tuesday, February 28, 2006, starting at 2:00 p.m., Mountain Standard Time, at the Country Inn & Suites, 10499 South Jordan Gateway, South Jordan, Utah 84095, and any and all adjournments or postponements thereof. Said proxies are authorized and directed to vote as indicated with respect to the following matters:

                          (Please date and sign below)

         1. ELECTION OF DIRECTORS:             Please mark your vote as this [X]

         James A. Herickhoff                        FOR[ ] WITHHOLD AUTHORITY[ ]
         (If elected, Mr. Herickhoff's term
         would expire in 2009)

         Blake O. Fisher, Jr.                       FOR[ ] WITHHOLD AUTHORITY[ ]
         (If elected, Mr. Fisher's term
         would expire in 2009)

         2. RATIFY THE SELECTION BY THE BOARD OF    FOR[ ] AGAINST[ ] ABSTAIN[ ]
         ERNST & YOUNG LLP AS INDEPENDENT
         AUDITORS OF HEADWATERS FOR FISCAL 2006

         This Proxy is solicited on behalf of the Board of Directors. Unless otherwise specified, the shares will be voted "FOR" items 1 and 2. This Proxy also delegates discretionary authority to the proxy to vote with respect to any other business which may properly come before the Annual Meeting of Stockholders and any and all adjournments or postponements thereof to the extent allowed by Rule 14a-4(c) as promulgated by the U.S. Securities and Exchange Commission.

         THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT OF HEADWATERS INCORPORATED.



         ___________________________________        Date: ________________, 2006
         Name(s) of Stockholder(s)



    PLEASE RETURN YOUR COMPLETED PROXY IN THE ENCLOSED POSTAGE PAID ENVELOPE.

                                                                      Appendix A

                             HEADWATERS INCORPORATED
              NOMINATING AND CORPORATE GOVERNANCE COMMITTEE CHARTER

                                 April 25, 2005


Composition

         This Charter governs the operations of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee shall be comprised of such number of directors as determined by the Board of Directors.

         The members of the Nominating and Corporate Governance Committee shall be elected by the Board of Directors annually, shall be comprised of "independent" directors as defined by the listing standards of the NYSE and shall serve until their successors are duly elected and qualified. Unless a Chair is elected by the full Board of Directors, the members of the Nominating and Corporate Governance Committee may designate a Chair.

Statement of Policy

         The Nominating and Corporate Governance Committee (hereafter referred to as "the Committee") shall provide assistance to the Board of Directors in overseeing corporate governance, and shall identify individuals qualified to become Board members, consistent with criteria set by the Board of Directors. The Committee shall make recommendations to the Board of Directors regarding a slate of persons for the Board of Directors to nominate (or direct to be nominated) for election to the Board of Directors at the annual shareholders meeting. The Committee shall also oversee the evaluation of the Board of Directors and management.

Annual Performance Evaluation

         The Committee shall perform an annual self-evaluation of its performance.

Responsibilities and Processes

         The following shall be the principal recurring responsibilities and principal recurring processes of the Committee. The responsibilities and processes are set forth as a guide with the understanding that the Committee may alter or supplement them as appropriate.

         1. Annually, the Committee shall evaluate and select the director nominees of the Corporation to be considered for election at the annual meeting of stockholders. The Committee shall also select nominees to the Board of Directors with respect to filling vacancies on the Board of Directors. The criteria used by the Committee to evaluate and to select director nominees shall include, but shall not be limited to, relevant industry experience, general business experience, relevant financial experience, and compliance with independence and other qualifications necessary to comply with any applicable tax and securities laws and the rules and regulations of the NYSE. The Committee shall have the sole authority and shall be granted the resources to retain independent advisers, such as search firms, in order to assist the Committee in identifying and selecting nominees. Such authority shall include the sole authority to approve such advisor's fees and other retention terms. Notwithstanding anything to the contrary contained herein, if the Corporation is required by contract or otherwise to provide third parties with the ability to nominate directors, the selection and nomination of any such directors are not subject to the powers or oversight of this Committee, except to the extent that any such director shall be subject to the Corporate Governance Guidelines and the Code of Conduct of the Corporation and general oversight of this Committee.

         2. The Committee shall review and make recommendations to the Board of Directors with respect to candidates for director proposed by stockholders of the Corporation.

         3. The Committee shall formulate and recommend to the Board of Directors a list of "Corporate Governance Guidelines", which shall address, at a minimum, director qualification standards; director responsibilities; director access to management and, as necessary and appropriate, independent advisors; director compensation; director orientation and continuing education; management succession; and annual performance evaluation of the Board of Directors. The Committee shall from time to time or as necessary recommend to the Board of Directors any revisions to the Corporate Governance Guidelines that the Committee deems appropriate or to ensure compliance with applicable securities law and regulations and stock market rules.

         4. The Committee shall formulate and recommend to the Board of Directors a code of ethics and business conduct for directors, officers and employees of the Corporation, which shall address, at a minimum, conflicts of interest, corporate opportunities, confidentiality, fair dealing, protection and proper use of company assets, compliance with laws, rules and regulations (including insider trading laws), and encouraging the reporting of any illegal or unethical behavior (a "Code of Conduct"). The Committee shall from time to time or as necessary recommend to the Board of Directors any revisions to the Code of Conduct that the Committee deems appropriate or to ensure compliance with applicable securities laws and regulations and stock market rules.

         5. The Committee shall review on an annual basis the functioning and effectiveness of the Board of Directors, its committees and its individual members, and to the extent the Committee deems appropriate, recommend changes or additions to the composition of the committees of the Board of Directors.

         6. The Committee shall consider and make recommendations on matters related to the practices, policies and procedures of the Board of Directors.

         7. The Committee shall perform such other activities and functions related to the selection and nomination of directors and corporate governance as may be assigned from time to time by the Board of Directors.

         8. In performing any of its duties and responsibilities, the Committee may consult with the Corporation's internal or outside legal counsel and shall have the sole authority and shall be granted the resources to retain independent legal counsel, which shall include the sole authority to approve any such counsel's fees and other retention terms.

         9. The Committee may delegate its duties and responsibilities to a subcommittee consisting of one or more members of the Nominating and Corporate Governance Committee, or to senior officers of the Corporation. Any delegation may be made only to the extent permitted by the NYSE rules, Securities and Exchange Commission rules and applicable law.

Reports

         1. The Committee may, as it desires, prepare or cause the preparation of a report for inclusion in the Corporation's annual proxy statement.

         2. The Committee shall submit any recommendations for changes to the Nominating and Corporate Governance Committee Charter to the full Board of Directors for approval.

         3. The Committee shall maintain minutes of its meetings and regularly report its activities to the Board of Directors.

Reliance on Information Provided

         In adopting this Nominating and Corporate Governance Committee Charter, the Board of Directors acknowledges that the Nominating and Corporate Governance Committee members may not be legal experts and are not providing any expert or special assurance as to the Corporation's legal compliance. Each member of the - Committee shall be entitled to rely on the integrity of those persons and organizations within and outside the Corporation that provide information to the Committee and the accuracy and completeness of the corporate governance and other information provided to the Committee by such persons or organizations absent actual knowledge to the contrary.

                                                                      Appendix B

                             HEADWATERS INCORPORATED
                             AUDIT COMMITTEE CHARTER

                                  March 9, 2005


Purpose and Composition

         This Charter governs the operations of the Audit Committee. The Audit Committee shall be comprised of three or more directors as determined by the Board of Directors and shall meet the qualification requirements of the New York Stock Exchange listing standards.

         The members of the Audit Committee shall be elected by the Board of Directors annually and shall serve until their successors are duly elected and qualified. Unless a Chair is elected by the full Board of Directors, the members of the Audit Committee may designate a Chair by majority vote of the full Audit Committee membership.

Statement of Policy

         The Audit Committee shall provide assistance to the Board of Directors in overseeing the integrity of the Corporation's financial statements, disclosure controls and procedures, the systems of internal accounting and financial controls, the Corporation's compliance with legal and regulatory requirements, the qualifications and independence of the independent auditors, the performance of the Corporation's internal audit functions and independent auditors, and the quarterly reviews and annual independent audit of the Corporation's financial statements.

         The independent auditor for the Corporation is ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee and the Board shall have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditor.

Annual Performance Evaluation

         The Audit Committee shall conduct an annual self-evaluation of the Audit Committee's performance.

Responsibility and Processes

         The primary responsibility of the Audit Committee is to oversee the Corporation's financial reporting process on behalf of the Board of Directors and report the results of its activities to the Board of Directors. It is not the duty of the Audit Committee to plan or conduct audits, to determine that the Corporation's financial statements are complete and accurate and are in accordance with generally accepted accounting principles or to assure compliance with laws. These are the responsibilities of management, the internal auditor, and the independent auditor.

         The following shall be the principal recurring processes of the Audit Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Audit Committee may alter or supplement them as appropriate.

         1. Annually, the Audit Committee shall recommend to the Board of Directors the selection of the Corporation's independent auditor, subject to stockholder ratification of the selection, if such ratification is required or sought.

         2. The Audit Committee shall discuss with the internal auditors and independent auditor the overall scope and plans for their respective audit examinations. The Audit Committee shall be responsible for the compensation, retention, and oversight of the work of the independent auditor (including resolution of any disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review, or attest services for the Corporation.

         3. The Audit Committee shall ensure that the independent auditor submits annually a formal written statement delineating all relationships between the independent auditor and the Corporation. The Audit Committee is responsible for engaging in a dialogue with the independent auditor with respect to such disclosed relationships that may impact the objectivity and independence of the independent auditor and recommending that the Board of Directors take appropriate action to satisfy itself of the independent auditor's independence.

         4. The Audit Committee shall establish policies and procedures for the engagement of the independent auditor to provide non-audit services, and consider whether the independent auditor's performance of non-audit services is compatible with the independent auditor's independence.

         5. The Audit Committee shall at least annually obtain and review a report by the independent auditor describing: the firm's internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

         6. The Audit Committee should review the auditor's qualifications, performance, and independence. This evaluation should include the review and evaluation of the lead partner of the independent auditor. In making its evaluation, the Audit Committee should take into account the opinions of management and the Corporation's internal auditors. In addition to assuring the regular rotation of the lead audit partner as required by law, the Audit Committee should further consider whether, in order to assure continuing auditor independence, there should be regular rotation of the audit firm itself. The Audit Committee should present its conclusions with respect to the independent auditor to the Board of Directors of the Corporation.

         7. The Audit Committee shall discuss with management, the internal auditors, and the independent auditor the adequacy and effectiveness of the Corporation's internal controls, accounting and financial records, and the system for monitoring and managing business risk and legal compliance. Further, the Audit Committee shall meet separately with the independent auditor, with and without management present, to discuss the results of their examinations.

         8. The Audit Committee shall review and discuss with management, the internal auditors, and the independent auditor the Corporation's interim financial results to be included in the Corporation's quarterly reports filed with the Securities and Exchange Commission, and the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as it may be modified or supplemented.

         9. The Audit Committee shall review with management, the internal auditors, and the independent auditor the financial statements, including reviewing the Corporation's specific disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations," to be included in the Corporation's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), as well as the auditor's judgment about the quality, not just acceptability, of the Corporation's accounting principles as applied in its financial reporting. The review shall also include a discussion of the reasonableness of judgments and estimates made in the preparation of the financial statements that may be viewed as critical, as well as the clarity of financial statement disclosures. In addition, the Audit Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Audit Committee by the independent auditor under generally accepted auditing standards, including the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as it may be modified or supplemented.

         10. Based on its review and discussions of items 3 and 8, the Audit Committee shall recommend to the Board of Directors whether the financial statements, including the Corporation's specific disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations," should be included in the Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K).

         11. As a whole, or through the Chair, the Audit Committee shall review the impact on the financial statements of significant events, transactions, or changes in accounting principles or estimates which potentially affect the quality of the financial reporting with management and the independent auditor prior to the filing of the Corporation's Reports on Form 10-Q or 10-K, or as soon as practicable if the communications cannot be made prior to its filing.

         12. Management and the independent auditor shall discuss with the Audit Committee significant changes to the Corporation's auditing and accounting principles, policies, controls, procedures and practices proposed or contemplated by the independent auditor or management.

         13. The Audit Committee shall review and reassess this Charter annually and recommend any appropriate changes to the Board of Directors.

         14. The Audit Committee shall discuss the Corporation's earnings press releases, as well as financial information and earnings guidance provided to analysts and ratings agencies.

         15. The Audit Committee shall discuss guidelines and policies with respect to risk assessment and risk management, including the Corporation's major financial risk exposures and the steps management has taken to monitor and control such exposures.

         16. The Audit Committee shall meet separately, periodically, with management, with internal auditors (or other personnel responsible for the internal audit function) and with independent auditors.

         17. The Audit Committee shall set clear hiring policies for employees or former employees of the independent auditors.

         18. The Audit Committee shall establish procedures for the receipt, retention, and treatment of complaints received by the Corporation regarding accounting, internal accounting controls, or auditing matters. The Audit Committee shall also establish procedures for the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters.

          19. The Corporation shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor, compensation to any advisors employed by the Audit Committee, and ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

         20. The Audit Committee shall review with the independent auditor any audit problems or difficulties, and management's response. The scope of review should include any restrictions on the scope of the independent auditor's activities or access to requested information, and any significant disagreement that is brought to its attention, after inquiry, among management and the independent auditor or internal auditor in connection with the preparation of the Corporation's financial statements. The Audit Committee should encourage both management and the independent auditor to communicate openly with the Audit Committee regarding such disagreements. In addition, the Audit Committee shall review with management and the independent auditor any pending or threatened action by regulators or government agencies and any employee complaints or published reports that raise material issues regarding the Corporation's financial statements or accounting policies. The Audit Committee may request any officer or employee of the Corporation or the Corporation's outside counsel or independent auditor to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee. The Audit Committee shall also have the resources and authority appropriate to discharge its responsibilities, including the authority to engage outside auditors for special audits, reviews and other procedures and to retain special counsel and other experts or consultants.

Reports

         1. The Audit Committee shall prepare or cause the preparation of the report required by the rules of the Securities and Exchange Commission for inclusion in the Corporation's annual proxy statement.

         2. The Committee shall submit any recommendations for changes to the Audit Committee Charter to the full Board of Directors for approval.

         3. The Audit Committee shall maintain minutes of its meetings and regularly report its activities to the Board of Directors.

Reliance on Information Provided

         In adopting this Audit Committee Charter, the Board of Directors acknowledges that the Audit Committee members are not employees of the Corporation and are not providing any expert or special assurance as to the Corporation's financial statements or any professional certification as to the independent auditor's work or auditing standards. Each member of the Audit Committee shall be entitled to rely on the integrity of those persons and organizations within and outside the Corporation that provide information to the Audit Committee and the accuracy and completeness of the financial and other information provided to the Audit Committee by such persons or organizations absent actual knowledge to the contrary.

                                                                      Appendix C

                             HEADWATERS INCORPORATED
                         COMPENSATION COMMITTEE CHARTER

                                  March 9, 2005


         This Charter governs the operation of the Compensation Committee of the Board of Directors of Headwaters Incorporated (the "Corporation").

Composition

         The Compensation Committee shall be comprised of two (2) or more individuals selected by the Board of Directors from among its own members. The members of the Compensation Committee shall be elected each year by the Board of Directors, shall be comprised of "independent" directors as defined by the listing standards of the New York Stock Exchange ("NYSE"), and shall serve until such time as they resign or their successors are duly elected and qualified by the Board of Directors. Unless a chairperson for the Compensation Committee is designated by election of the Board of Directors, the members of the Compensation Committee may elect, by their own majority vote, a chairperson.

Statement of Policy

         The Compensation Committee shall provide assistance to the Board of Directors in overseeing compensation policies and practices of the Corporation. Compensation shall be understood to include all cash, benefits, and equity paid, in whatever form, to an employee, officer, or director of the Corporation.

         The criteria used by the Committee to evaluate compensation policies and practices shall include but not be limited to (1) value added during a compensation period, (2) level of responsibility, (3) appropriate incentives,
(4) industry comparables, (5) principles of fairness and balance, and (6) general principles of sound business practice.

Annual Performance Evaluation

         The Compensation Committee shall perform an annual self-evaluation of the performance of the Compensation Committee.

Responsibilities and Processes

         The following shall be the principal recurring responsibilities and processes of the Compensation Committee. The responsibilities and processes are set forth as a guide with the understanding that the Compensation Committee may alter or supplement them as appropriate.

         1. Review and approve the compensation levels and policies for the members of the Board of Directors of the Corporation.

         2. Review and approve the corporate goals and objectives with respect to compensation for the chief executive officer ("CEO"). Evaluate the chief executive officer's performance in light of corporate goals and objectives and, based upon these evaluations, determine and approve the CEO's compensation, including salary, bonus, incentive, and equity compensation. In determining the long-term incentive component of the CEO's compensation, the Compensation Committee should consider the Corporation's performance and relative stockholder return, the value of similar incentive awards to CEOs at comparable companies, and the awards given to the Corporation's CEO in past years.

         3. Make recommendations to the Board of Directors with respect to non-CEO executive officer compensation, and incentive-compensation and equity-based plans that are subject to Board of Director approval, including salary, bonus, incentive, and equity compensation.

4. Produce a Compensation Committee report on executive officer compensation as required by the Securities Exchange Commission (the "SEC") to be included in the Corporation's annual proxy statement or annual report on Form 10-K filed with the SEC.

5. Review and approve the compensation guidelines or practices for the Company's employees and the criteria by which bonuses to the Company's employees are determined.

6. Administer the Corporation's stock incentive plans, authorize grants under such plans, and recommend changes in such plans to the Board of Directors, as needed. Changes may include recommendations to amend such plans or change the number of shares reserved for issuance thereunder.

7. The Compensation Committee shall perform such other activities and functions related to the compensation policies and practices of the Corporation as may be assigned from time to time by the Board of Directors.

8. In performing any of its duties and responsibilities, the Committee may retain compensation consultants, experts, or advisors, as needed, and may consult with the Corporation's internal or outside legal counsel. Further, the Committee may and shall have the authority to retain independent legal counsel and to approve such counsel's fees and other terms of retention.

9. Compensation Committee members shall be chosen based on their competence and ability to add substance to the deliberations of the Compensation Committee.

10. The Compensation Committee may delegate its duties and responsibilities to a subcommittee consisting of one or more members of the Compensation Committee, or to senior officers of the Corporation. Any delegation may be made only to the extent permitted by the NYSE rules, Securities and Exchange Commission rules and applicable law. The Compensation Committee may not, however, delegate any of its duties and responsibilities with regard to (i) compensation arrangements, including salary and short term and long term incentive awards, with respect to the CEO and any Section 16 Officer, or (ii) the Corporation's annual proxy statement.

Reports and Meetings

1. The Compensation Committee shall prepare or cause the preparation of a report as required by the Securities and Exchange Commission to be included in the Corporation's annual proxy statement or annual report.

2. The Committee shall maintain minutes of its meetings and regularly report its activities to the Board of Directors of Directors.

3. The Committee shall submit any recommendations for changes to the Compensation Committee Charter to the full Board of Directors for approval.

Reliance on Information Provided

         In adopting this Compensation Committee Charter, the Board of Directors acknowledges that the Compensation Committee members may not be legal experts and are not providing any expert or special assurance as to the Corporation's legal compliance. Each member of the Compensation Committee shall be entitled to rely on the accuracy and completeness of the compensation information and other information provided by persons and organizations within and outside the Corporation, absent actual knowledge to the contrary.

                                      C-2